Exhibit 4.5

EXECUTION VERSION

COLLATERAL TRUST AGREEMENT

dated as of October 1, 2009

among

STREAM GLOBAL SERVICES, INC.,

as Issuer

the Guarantors from time to time party hereto,

Wells Fargo Bank, National Association,

as Trustee under the Indenture,

the other Secured Debt

Representatives from time to time party hereto

and

Wilmington Trust FSB,

as Collateral Trustee

i

ii

This Collateral Trust Agreement (this “Agreement”) is dated as of October 1, 2009 and is by and among Stream Global Services, Inc., a Delaware corporation (“Stream”), the Guarantors from time to time party hereto, Wells Fargo Bank, National Association, as trustee (in such capacity and together with its successors in such capacity, the “Trustee”), the other Secured Debt Representatives from time to time party hereto, and Wilmington Trust FSB, as Collateral Trustee (in such capacity and together with its successors in such capacity, the “Collateral Trustee”).

RECITALS

Stream intends to issue 11.25% Senior Secured Notes due 2014 (together with any additional notes issued under the Indenture (as defined below), the “Notes”) in an aggregate principal amount of $200,000,000 pursuant to an Indenture dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Indenture”) among Stream, the Guarantors party thereto from time to time, the Collateral Trustee and the Trustee.

Stream and the Guarantors intend to secure the Obligations under the Notes, the Guarantees of the Notes and the Indenture and any future Priority Lien Debt, with Liens on all current and future Collateral to the extent that such Liens have been provided for in the applicable Security Documents.

This Agreement sets forth the terms on which each Secured Party has appointed the Collateral Trustee to act as the Collateral Trustee for the current and future holders of the Secured Obligations to receive, hold, maintain, administer and distribute the Collateral at any time delivered to the Collateral Trustee or the subject of the Security Documents, and to enforce the Security Documents and all interests, rights, powers and remedies of the Collateral Trustee with respect thereto or thereunder and the proceeds thereof.

Capitalized terms used in this Agreement have the meanings assigned to them above or in Article 1 below.

AGREEMENT

In consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE 1. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

SECTION 1.1 Defined Terms. The following terms will have the following meanings:

“ABL Agent” means Wells Fargo Foothill, LLC, as agent under the ABL Credit Agreement and any other agent, collateral agent, collateral trustee or other representative of lenders or holders of ABL Debt Obligations that becomes party to the Intercreditor Agreement upon the refinancing or replacement of the ABL Credit Agreement, or any successor representative acting in such capacity.

“ABL Credit Agreement” means that certain credit agreement, to be dated as of the date of the Indenture, by and among Stream, the Subsidiaries (whether as borrowers or guarantors) of Stream party thereto, Wells Fargo Foothill, LLC, as agent and the other agents and lenders party thereto from time to time, and Wells Fargo Foothill, LLC and Goldman Sachs Bank USA (or a designated affiliate thereof), as co-arrangers, and any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, adjusted, waived, renewed, modified, refunded, replaced, restated, restructured, increased, supplemented or refinanced in whole or in part from time to time, regardless of whether such amendment, restatement, adjustment, waiver, modification, renewal, refunding, replacement, restatement, restructuring, increase, supplement or refinancing is with the same financial institutions (whether as agents or lenders) or otherwise in accordance with the terms of the Intercreditor Agreement.

“ABL Debt” means the principal amount of indebtedness for borrowed money and letters of credit incurred under the ABL Debt Documents in an aggregate principal amount (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Stream and its Restricted Subsidiaries thereunder) not to exceed, as of any date of incurrence, the ABL Debt Cap as of such date of incurrence; provided that Banking Product Obligations and Hedging Obligations will not be treated as ABL Debt.).

“ABL Debt Documents” means the ABL Credit Agreement, any additional credit agreement or Indenture and all other loan documents, security documents, notes, guarantees, instruments and agreements governing or evidencing, or executed or delivered in connection with, the ABL Credit Agreement in accordance with the terms of the Intercreditor Agreement.

“ABL Debt Obligations” means ABL Debt incurred or arising under the ABL Debt Documents and all other “Obligations” as defined in the ABL Credit Agreement (excluding any such Obligations that would constitute ABL Debt), together with Banking Product Obligations of Stream or any Restricted Subsidiary thereof relating to services, provided to Stream or any Restricted Subsidiary thereof, that are secured, or intended to be secured, by the ABL Debt Documents if the provider of such Banking Product Obligations has agreed to be bound by the terms of the Intercreditor Agreement or its interest in the Primary ABL Collateral is subject to the terms of the Intercreditor Agreement.

“ABL Foreign Collateral” means all assets and properties of the Foreign Subsidiaries of Stream which are subject to Liens securing the ABL Debt Obligations.

“ABL Lien Cap” means, as of any date of determination, the greater of (1) the sum of (a) $100.0 million and (b) up to $15.0 million of Indebtedness incurred pursuant to clause (x)(v) of Section 4.09(b) of the Indenture and (2) the amount of the Borrowing Base (as defined in the Indenture) as of such date, after giving pro forma effect to the incurrence of any ABL Debt and the application of the net proceeds therefrom.

“ABL Secured Parties” means, at any time, the ABL Agent, the Administrative Agent, each lender party to the ABL Credit Agreement from time to time, each Issuing Bank (as defined in the ABL Credit Agreement), each holder, provider or obligee under any secured hedge agreement and secured cash management agreement designated as a secured party under any

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ABL Credit Agreement, the beneficiaries of each indemnification obligation undertaken by any Guarantor under any ABL Credit Agreement and each other holder of, or obligee in respect of, any ABL Debt Obligations outstanding at such time.

“Act of Required Debtholders” means, as to any matter at any time:

(1) prior to the Discharge of Priority Lien Obligations, a direction in writing delivered by the Secured Debt Representative of each applicable Series of Secured Debt to the Collateral Trustee by or with the written consent of the holders of a majority of the sum of:

(a) the aggregate outstanding principal amount of Priority Lien Debt (including outstanding letters of credit whether or not then drawn); and

(b) other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Priority Lien Debt; and

(2) at any time after the Discharge of Priority Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of Subordinated Lien Debt representing the Required Subordinated Lien Debtholders.

For purposes of this definition, (a) Secured Debt registered in the name of, or Beneficially Owned by, Stream or any Affiliate of Stream will be deemed not to be outstanding and (b) votes will be determined in accordance with Section 7.2.

For purposes of this definition, each Secured Debt Representative seeking to direct the Collateral Trustee shall be required to deliver a certification verifying its holdings in connection with (1) or (2), as the case may be.

The Collateral Trustee has no obligation or duty to determine whether the vote of the requisite holders of the applicable Series of Secured Debt was obtained as required in accordance with Section 7.2 of this Agreement.

“Additional Secured Debt” has the meaning set forth in Section 3.8(b).

“Additional Secured Debt Designation” means a notice in substantially the form of Exhibit A.

“Administrative Agent” has the meaning given thereto in the definition of “ABL Credit Agreement.”

“Affiliate” of any specified Person means (1) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock

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of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Agreement” has the meaning set forth in the preamble.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Authorizing Act” means (a) at any time when the holders of ABL Debt Obligations are entitled to make a decision, a direction in writing from the required percentage of ABL Debt Obligations and (b) at any time when the holders of Priority Lien Obligations are entitled to make a decision, an Act of Required Debtholders.

“Banking Product Obligations” means, with respect to Stream or any Restricted Subsidiary, any obligations of Stream or such Restricted Subsidiary (a) owed to any holder of ABL Debt Obligations or an Affiliate thereof in respect of any financial accommodation extended to Stream or any Restricted Subsidiary by such Person (other than ABL Debt Obligations arising pursuant to the ABL Credit Agreement) including: (i) credit cards, (ii) credit card processing services, (iii) debit cards, (iv) purchase cards (including so-called “procurement cards” or “P-cards”), (v) cash management or related services (including the Automated Clearing House processing of electronic fund transfers through the direct Federal Reserve Fedline system), (vi) cash management, including controlled disbursement accounts or services, or (vii) transactions under agreements that provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Stream’s or any Restricted Subsidiary’s exposure to fluctuations in interest or exchange rates, loan, credit exchange, security, or currency valuations or commodity prices and (b) in respect of any other treasury management services (including, without limitation, services in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depositary, information reporting, lock-box and stop payment services), commercial credit card and merchant card services, stored valued card services, other cash management services, or lock-box leases and other banking products or services related to any of the foregoing.

“Bankruptcy Code” means Title 11 of the United States Code.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.

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“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

(3) time deposits, demand deposits, money market deposits, certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year from the date of acquisition and overnight bank deposits, in each case, with any lender party to the ABL Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and in each case maturing within one year after the date of acquisition;

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(6) securities issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and having the highest rating obtainable from Moody’s or S&P;

(7) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition of Cash Equivalents; and

(8) in the case of any Foreign Subsidiary:

(a) local currency held by such Foreign Subsidiary from time to time in the ordinary course of business;

(b) securities issued or directly and fully guaranteed by the sovereign nation or any agency thereof (provided that the full faith and credit of such sovereign nation is pledged in support thereof) in which such Foreign Subsidiary is organized and is conducting business having maturities of not more than one year from the date of acquisition; and

(c) investments of the type and maturity described in clauses (3) through (5) above of foreign obligors, which investments or obligors satisfy the requirements and have ratings described in such clauses.

“Class” means (a) in the case of Subordinated Lien Debt, every Series of Subordinated Lien Debt, taken together, and (b) in the case of Priority Lien Debt, every Series of Priority Lien Debt, taken together.

“Collateral” means, in the case of each Series of Secured Debt, all properties and assets of Stream and each Guarantor now owned or hereafter acquired in which Liens have been granted to the Collateral Trustee to secure the Secured Obligations, and shall exclude any properties and assets in which the Collateral Trustee is required to release its Liens pursuant to Section 3.2; provided, that, if such Liens are required to be released as a result of the sale, transfer or other disposition of any properties or assets of Stream or any Guarantor, such assets or properties will cease to be excluded from the Collateral if Stream or such Guarantor thereafter acquires or reacquires such assets or properties.

“Collateral Proceeds Account” means one or more deposit accounts or securities accounts established or maintained by Stream or the Collateral Trustee or its agent for the sole purpose of holding the proceeds of any sale or other disposition of any Primary Notes Collateral that are required to be held in trust in such account or accounts pursuant to the terms of the Indenture as in effect on the date hereof (or as modified from time to time to the extent such modifications, taken as a whole, are not materially adverse to the ABL Secured Parties) or pursuant to the documentation governing any other Priority Lien Document that contains comparable provisions that are not materially adverse to the ABL Secured Parties.

“Collateral Trustee” has the meaning set forth in the preamble.

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“Collateral Trust Joinder” means (a) with respect to the provisions of this Agreement relating to any Additional Secured Debt, an agreement substantially in the form of Exhibit B and (b) with respect to the provisions of this Agreement relating to the addition of additional Guarantors, an agreement substantially in the form of Exhibit C.

“Covenant Defeasance” has the meaning assigned to it in the Indenture.

“Credit Facilities” means one or more debt facilities, commercial paper facilities, note purchase agreements or indentures, in each case with banks, other lenders or trustees, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit, notes or other borrowings, in each case, as amended, restated, modified, renewed, refunded, restated, restructured, increased, supplemented, replaced or refinanced (including by means of a sale of debt securities to institutional investors) in whole or in part from time to time.

“Discharge of ABL Debt Obligations” means the occurrence of all of the following:

(1) termination or expiration of all commitments to extend credit that would constitute ABL Debt;

(2) payment in full in cash of the principal of, and interest and premium, if any, on all ABL Debt (other than any undrawn letters of credit), other than from the proceeds of an incurrence of ABL Debt;

(3) discharge or cash collateralization (at the lower of (A) 105% of the aggregate undrawn amount and (B) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable ABL Debt Document) of all outstanding letters of credit constituting ABL Debt; and

(4) payment in full in cash of all other ABL Debt Obligations that are outstanding and unpaid at the time the ABL Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time by the Person entitled thereto).

“Discharge of Priority Lien Obligations” means the occurrence of all of the following:

(1) termination or expiration of all commitments to extend credit that would constitute Priority Lien Debt;

(2) payment in full in cash of the principal of, and interest and premium, if any, and Special Interest, if any, on, all Priority Lien Debt (other than any undrawn letters of credit), other than from the proceeds of an incurrence of Priority Lien Debt;

(3) discharge or cash collateralization (at the lower of (A) 105% of the aggregate undrawn amount and (B) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Debt; and

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(4) payment in full in cash of all other Priority Lien Obligations that are outstanding and unpaid at the time the Priority Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time by the Person entitled thereto).

“Discharge of Senior Obligations” means, collectively, the Discharge of ABL Debt Obligations and the Discharge of Priority Lien Obligations.

“Domestic Subsidiary” means any Restricted Subsidiary of Stream other than a Restricted Subsidiary that is (1) a “controlled foreign corporation” under Section 957 of the Internal Revenue Code or (2) a Subsidiary of any such controlled foreign corporation, so long as such Restricted Subsidiary does not guarantee or otherwise provide direct credit support for any Indebtedness of Stream.

“Equally and Ratably” means, in reference to sharing of Liens or proceeds thereof as between holders of Secured Obligations within the same Class, that such Liens or proceeds:

(1) will be allocated and distributed first to the Secured Debt Representative for each outstanding Series of Priority Lien Debt or Subordinated Lien Debt within that Class, for the account of the holders of such Series of Priority Lien Debt or Subordinated Lien Debt, ratably in proportion to the principal of, and interest and premium (if any) and Special Interest (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made on such letters of credit) on, each outstanding Series of Priority Lien Debt or Subordinated Lien Debt within that Class when the allocation or distribution is made, and thereafter

(2) will be allocated and distributed (if any remain after payment in full of all of the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made on such letters of credit) on all outstanding Secured Obligations within that Class) to the Secured Debt Representative for each outstanding Series of Priority Lien Debt or Subordinated Lien Debt within that Class, for the account of the holders of any remaining Secured Obligations within that Class, ratably in proportion to the aggregate unpaid amount of such remaining Secured Obligations within that Class due and demanded (with written notice to the applicable Secured Debt Representative and the Collateral Trustee) prior to the date such distribution is made.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

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“Excluded Assets” means each of the following:

(1) all interests in real property other than (a) fee interests and (b) other interests appurtenant thereto;

(2) fee interests (and other interests appurtenant thereto) in real property if the greater of the cost or the book value of such fee interest is less than $500,000 (determined on a per property basis);

(3) any property or asset to the extent that the grant of a Priority Lien, Subordinated Lien or Lien securing ABL Debt Obligations in such property or asset is prohibited by applicable law or requires any consent of any governmental authority not obtained pursuant to applicable law; provided that such property or asset will be an Excluded Asset only to the extent and for so long as the consequences specified above will result and will cease to be an Excluded Asset and will become subject to the Lien granted under the Security Documents, immediately and automatically, at such time as such consequences will no longer result;

(4) any lease, license, contract, property right or agreement to which Stream or any Guarantor is a party or any of its rights or interests thereunder only to the extent and only for so long as (but only to the extent that) the grant of a Lien under the Security Documents will constitute or result in a breach, termination or default under or requires any consent not obtained under any such lease, license, contract, agreement or property right (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided that such lease, license, contract, property right or agreement will be an Excluded Asset only to the extent and for so long as the consequences specified above will result and will cease to be an Excluded Asset and will become subject to the Lien granted under the Security Documents, immediately and automatically, at such time as such consequences will no longer result;

(5) any motor vehicles, vessels and aircraft, or other property subject to a certificate of title statute of any jurisdiction;

(6) assets or property subject to purchase money liens or capital leases permitted to be incurred under the Secured Documents, to the extent a lien on such assets or property is not permitted under the terms of the documents governing such purchase money liens, purchase money indebtedness or capital leases to be created to secure the Priority Lien Obligations, the Subordinated Lien Obligations and the ABL Debt Obligations;

(7) any trademark or service mark consisting of an “intent to use” application until such time as an amendment to allege use in respect thereof has been accepted by the United States Patent and Trademark Office, at which time such trademark or service mark shall cease to be an Excluded Asset;

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(8) all “securities” (including without limitation any Equity Interests) of any of Stream’s “affiliates” (as the terms “securities” and “affiliates” are used in Rule 3-16 of Regulation S-X under the Securities Act of 1933); provided that, with respect to the Collateral securing ABL Debt Obligations, such assets shall cease to be Excluded Assets under this clause (8) if such assets constitute Collateral for the Priority Lien Obligations;

(9) Equity Interests in any joint venture with a third party that is not an Affiliate, to the extent a pledge of such Capital Stock is prohibited by the documents governing such joint venture; and

(10) in the case of Primary Notes Collateral only, ABL Foreign Collateral;

provided that certain deposit accounts, securities accounts and other collateral in which a Lien cannot be perfected solely pursuant to the filing of a financing statement under the Uniform Commercial Code will not be required to be subject to a perfected lien in favor of the ABL Agent or other representative with respect to any ABL Debt Obligations and/or collateral trustee to the extent permitted from time to time under (i) in the case of the Secured Debt, the Secured Debt Documents, and (ii) in the case of the ABL Debt Obligations, the ABL Debt Documents.

“Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Unless otherwise provided herein, Fair Market Value will be determined (1) if with respect to a security registered under the Exchange Act, based on the average of the closing prices, regular way, of such security for the 20 consecutive trading days immediately preceding the acquisition or sale of such security, (2) if such Person or assets, other than cash and Cash Equivalents, have a fair market value equal to or in excess $10,000,000, by Stream’s Board of Directors and evidenced by a resolution of Stream’s Board of Directors and set forth in an Officers’ Certificate, dated within 30 days of the relevant transaction, and (3) if such Person or assets (other than cash and Cash Equivalents) have a fair market value equal to or in excess of $15,000,000, by an independent accounting, appraisal, financial advisory or investment banking firm of national standing and set forth in a written opinion of such firm which shall be delivered to each Secured Debt Representative.

“Foreign Subsidiary” means any Restricted Subsidiary of Stream other than a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

“Guarantee” means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or

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reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person (whether arising by virtue of partnership arrangements, or by agreements to keep well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means (1) each direct or indirect Domestic Subsidiary of Stream on the date of the Indenture (other than each Immaterial Subsidiary); and (2) any other Restricted Subsidiary of Stream that executes a Note Guarantee in accordance with the provisions of the Indenture; and, in each case, their respective successors and assigns until released from their obligations under their Note Guarantees and the Indenture in accordance with the terms of the Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed for the purpose of fixing, hedging or swapping interest rate risk;

(2) commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements designed for the purpose of fixing, hedging or swapping commodity price risk; and

(3) foreign exchange contracts, currency swap agreements and other agreements or arrangements designed for the purpose of fixing, hedging or swapping foreign currency exchange rate risk.

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary whose total assets, as of that date, are less than $250,000 and whose total revenues for the most recent 12-month period do not exceed $250,000; provided that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of Stream or any of its Subsidiaries.

“Indebtedness” means, with respect to any specified Person (excluding accrued expenses and trade payables), any indebtedness of such Person, whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments;

(3) evidenced by letters of credit (or reimbursement agreements in respect thereof);

(4) in respect of banker’s acceptances;

(5) in respect of Capital Lease Obligations;

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(6) in respect of the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(7) representing any Hedging Obligation,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes (1) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person); provided, that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness, and (2) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person; provided that the amount of such Guarantee shall be the lesser of (a) the stated or determinable amount of the primary obligation, or portion thereof, in respect of which such Guarantee is given and (b) the maximum amount of such primary obligation for which the specified Person may be liable pursuant to the terms of the instrument or agreement, including any unwritten agreement, evidencing such Guarantee. Indebtedness shall be calculated without giving effect to the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

No Indebtedness of any Person will be deemed to be contractually subordinated in right of payment to any other Indebtedness of such Person solely by virtue of being unsecured or by virtue of being secured on a junior priority basis or by virtue of being structurally subordinated.

“Indemnified Liabilities” means any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, taxes, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, performance, administration or enforcement of this Agreement or any of the other Security Documents, including any of the foregoing relating to the use of proceeds of any Secured Debt or the violation of, noncompliance with or liability under, any law applicable to or enforceable against Stream, any of its Subsidiaries or any Guarantor or any of the Collateral and all reasonable costs and expenses (including reasonable fees and expenses of legal counsel selected by the Indemnitee) incurred by any Indemnitee in connection with any claim, action, investigation or proceeding in any respect relating to any of the foregoing, whether or not suit is brought.

“Indemnitee” has the meaning set forth in Section 7.11(a).

“Indenture” has the meaning set forth in the recitals.

“Insolvency or Liquidation Proceeding” means:

(1) any case commenced by or against Stream any Guarantor under the Bankruptcy Code, or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of Stream or any Guarantor, any receivership or assignment for the

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benefit of creditors relating to Stream or any Guarantor or any similar case or proceeding relative to Stream or any Guarantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to Stream or any Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency, unless otherwise permitted by the Indenture and the Security Documents;

(3) any proceeding seeking the appointment of a trustee, receiver, liquidator, custodian or other insolvency official with respect to Stream or any Guarantor or any of their assets;

(4) any other proceeding of any type or nature in which substantially all claims of creditors of Stream or any Guarantor are determined and any payment or distribution is or may be made on account of such claims; or

(5) any analogous procedure or step in any jurisdiction.

“Intercreditor Agreement” means an intercreditor agreement entered into by and among the Collateral Trustee, the ABL Agent, Stream and the other parties signatory thereto, in substantially the form attached as Exhibit D, as amended, supplemented, restated, modified, renewed or replaced (whether upon or after termination or otherwise), in whole or in part from time to time, or any other successor agreement and whether among the same or any other parties.

“Legal Defeasance” has the meaning assigned to it in the Indenture.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction.

“Lien Sharing and Priority Confirmation” means:

(1) as to any Series of Priority Lien Debt, the written agreement of the holders of such Series of Priority Lien Debt, as set forth in the Indenture, credit agreement or other agreement governing such Series of Priority Lien Debt, for the benefit of all holders of Secured Debt and each future Secured Debt Representative:

(a) that all Priority Lien Obligations will be and are secured Equally and Ratably by all Priority Liens at any time granted by Stream or any Guarantor to secure any Obligations in respect of such Series of Priority Lien Debt, whether or not upon

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property otherwise constituting Collateral for such Series of Priority Lien Debt, and that all such Priority Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Priority Lien Obligations Equally and Ratably;

(b) that the holders of Obligations in respect of such Series of Priority Lien Debt are bound by the provisions of this Agreement and the Intercreditor Agreement, including the provisions relating to the ranking of Priority Liens and the order of application of proceeds from enforcement of Priority Liens; and

(c) consenting to the terms of this Agreement and the Intercreditor Agreement and the Collateral Trustee’s performance of, and directing the Collateral Trustee to perform, its obligations under this Agreement and the Intercreditor Agreement;

(2) as to any Series of ABL Debt, the written agreement of the holders of such Series of ABL Debt, as set forth in the credit agreement, Indenture or other agreement governing such Series of ABL Debt, for the benefit of all holders of Secured Debt and each future Secured Debt Representative, that the holders of Obligations in respect of such Series of ABL Debt are bound by the provisions of the Intercreditor Agreement; and

(3) as to any Series of Subordinated Lien Debt, the written agreement of the holders of such Series of Subordinated Lien Debt, as set forth in the indenture, credit agreement or other agreement governing such Series of Subordinated Lien Debt, for the benefit of all holders of Secured Debt and each future Secured Debt Representative:

(a) that all Subordinated Lien Obligations will be and are secured Equally and Ratably by all Subordinated Liens at any time granted by Stream or any Guarantor to secure any Obligations in respect of such Series of Subordinated Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Subordinated Lien Debt, and that all such Subordinated Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Subordinated Lien Obligations Equally and Ratably;

(b) that the holders of Obligations in respect of such Series of Subordinated Lien Debt are bound by the provisions of this Agreement and the Intercreditor Agreement, including the provisions relating to the ranking of Subordinated Liens and the order of application of proceeds from the enforcement of Subordinated Liens; and

(c) consenting to the terms of this Agreement and the Intercreditor Agreement and the Collateral Trustee’s performance of, and directing the Collateral Trustee to perform, its obligations under this Agreement and the Intercreditor Agreement.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and any successor to its rating agency business.

“Notes” has the meaning set forth in the recitals.

“Note Guarantee” means the Guarantee by each Guarantor of Stream’s Obligations under the Indenture and the Notes, executed pursuant to the provisions of the Indenture.

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“Obligations” means any principal, interest, penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities (including all interest, Special Interest (if any), fees and expenses accruing after the commencement of any Insolvency or Liquidation Proceeding, even if such interest, fees and expenses are not enforceable, allowable or allowed as a claim in such proceeding) under any Secured Documents, and, to the extent applicable, Banking Product Obligations.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Accounting Officer, the Vice President of Finance, the Chief Legal Officer, the Treasurer, the Secretary and the Deputy General Counsel of such Person.

“Officers’ Certificate” means a certificate with respect to compliance with a condition or covenant provided for in this Agreement, signed on behalf of Stream by at least two Officers of Stream, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of Stream, including:

(a) a statement that the Person making such certificate has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Collateral Agent (who may, but need not be, internal counsel to Stream).

“Parallel Debt” has the meaning assigned to it in Section 7.24 hereof.

“Permitted Liens” has the meaning assigned to it in the Indenture.

“Permitted Prior Liens” has the meaning assigned to it in the Indenture.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Primary ABL Collateral” means all present and future right, title and interest of Stream and the Guarantors in and to the following, whether now owned or hereafter acquired, existing or arising, and wherever located:

(1) accounts and payment intangibles, including tax refunds, but excluding accounts and payment intangibles that constitute identifiable proceeds of Primary Notes Collateral;

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(2) deposit accounts, commodity accounts, securities accounts and lock-boxes, including all money and certificated securities, uncertificated securities, securities entitlements and investment property credited thereto or deposited therein (including all cash, marketable securities and other funds held in or on deposit in any such deposit account, commodity account or securities account); instruments, including intercompany notes; chattel paper; and all cash and cash equivalents, including cash and cash equivalents securing reimbursement obligations in respect of letters of credit or other ABL Debt Obligations;

(3) general intangibles pertaining to the other items of property included within clauses (1), (2), (4) and (5) of this definition;

(4) books and records, including all books, databases, data processing software, customer lists and other tangible and electronic records, supporting obligations, documents and related letters of credit, commercial tort claims or other claims and causes of action, in each case, to the extent related to or containing any information relating to any of the foregoing; and

(5) all substitutions, replacements, accessions, products and proceeds, including, without limitation, insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit of all or any of the foregoing;

except to the extent that any item of property included in clauses (1) through (5) constitutes an Excluded Asset; provided that in no case shall Primary ABL Collateral include any identifiable cash proceeds from a sale, lease, conveyance or other disposition of any Primary Notes Collateral that have been deposited in the Collateral Proceeds Account in accordance with the provisions of Section 4.10(a)(iii) of the Indenture until such time as such cash proceeds are released therefrom in accordance with the terms of the Indenture; provided further that in the case of any Guarantor that is organized under the laws of any part of the Netherlands or any other jurisdiction outside the United States, the description of items of property referred to in clauses (1) through (5) above shall be subject to adjustment to reflect the classification of assets used under the laws of the applicable part of such jurisdiction and to reflect the categories of assets that are subject to the security documents governing such Guarantors.

“Primary Notes Collateral” means all of the tangible and intangible properties and assets at anytime owned or acquired by Stream or any Guarantor, except:

(1) Primary ABL Collateral; and

(2) Excluded Assets.

“Principal Obligations” means the Priority Lien Obligations to the extent related to the Notes issued under the Indenture other than the Parallel Debt.

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“Priority Lien” means a Lien granted by a Security Document to the Collateral Trustee, at any time, upon any property of Stream or any Guarantor to secure Priority Lien Obligations.

“Priority Lien Debt” means:

(1) the notes issued on the date hereof under the Indenture; and

(2) additional notes issued under any Indenture or other Indebtedness (including letters of credit and reimbursement obligations with respect thereto) of Stream that is secured Equally and Ratably with the Notes by a Priority Lien on Primary Notes Collateral that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided, in the case of any additional notes or other Indebtedness referred to in this clause (2), that:

(a) on or before the date on which such additional notes are issued or Indebtedness is incurred by Stream, such additional notes or other Indebtedness, as applicable, is designated by Stream, in an Officers’ Certificate delivered to the Collateral Trustee, as “Priority Lien Debt” for the purposes of the Secured Debt Documents; provided that no Series of Secured Debt may be designated as both Subordinated Lien Debt and Priority Lien Debt and no Series of Secured Debt may be designated as both ABL Debt and Priority Lien Debt;

(b) such additional notes are or such Indebtedness is governed by an indenture or a credit agreement, as applicable, or other agreement that includes a Lien Sharing and Priority Confirmation;

(c) all other requirements set forth in Section 3.8 hereof have been complied with (and the satisfaction of such requirements will be conclusively established if Stream delivers to the Collateral Trustee an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such notes or such Indebtedness is “Priority Lien Debt”); and

(d) the collateral agent or other representative with respect to such Indebtedness, the ABL Agent or other representative with respect to any ABL Debt Obligations, the collateral trustee, Stream and each applicable Subsidiary have duly executed and delivered the Intercreditor Agreement (or a joinder to the Intercreditor Agreement or a new Intercreditor Agreement, substantially similar to the Intercreditor Agreement, as in effect on the date of the Indenture) as well as any documentation required to effect the agreed upon priority of the Netherlands Primary Notes Collateral.

“Priority Lien Documents” means the Indenture and any additional indenture, Credit Facility or other agreement pursuant to which any Priority Lien Debt is incurred and the Security Documents related thereto (other than any Security Documents that do not secure Priority Lien Obligations).

“Priority Lien Obligations” means Priority Lien Debt and all other Obligations in respect thereof.

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“Priority Lien Representative” means:

(a) the Collateral Trustee;

(b) the Trustee, in the case of the Notes; or

(c) in the case of any other Series of Priority Lien Debt, the trustee, agent or representative of the holders of such Series of Priority Lien Debt who maintains the transfer register for such Series of Priority Lien Debt and is appointed as a representative of such Series of Priority Lien Debt (for purposes related to the administration of the Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Priority Lien Debt, and who has executed a Collateral Trust Joinder.

“Registration Rights Agreement” means the registration rights agreement, to be dated the date of the Indenture, among Stream, the Guarantors, Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, Wells Fargo Securities, LLC and RBC Capital Markets Corporation.

“Required Priority Lien Debtholders” means, at any time, the holders of a majority in aggregate principal amount of all Priority Lien Debt then outstanding, calculated in accordance with the provisions of Section 7.2. For purposes of this definition, Priority Lien Debt registered in the name of, or Beneficially Owned by, Stream, any Guarantor or any Affiliate of Stream or any Guarantor will be deemed not to be outstanding.

“Required Subordinated Lien Debtholders” means, at any time, the holders of a majority in aggregate principal amount of all Subordinated Lien Debt then outstanding, calculated in accordance with the provisions of Section 7.2. For purposes of this definition, Subordinated Lien Debt registered in the name of, or Beneficially Owned by, Stream, any Guarantor or any Affiliate of Stream or any Guarantor will be deemed not to be outstanding.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., and any successor to its rating agency business.

“Secured Debt” means Priority Lien Debt and Subordinated Lien Debt.

“Secured Debt Default” means any event or condition which, under the terms of any credit agreement, indenture or other agreement governing any Series of Secured Debt causes, or permits holders of Secured Debt outstanding thereunder (with or without the giving of notice or lapse of time, or both, and whether or not notice has been given or time has lapsed) to cause, the Secured Debt outstanding thereunder to become immediately due and payable.

“Secured Debt Documents” means the Priority Lien Documents and the Subordinated Lien Documents.

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“Secured Debt Representative” means each Priority Lien Representative and each Subordinated Lien Representative.

“Secured Documents” means the ABL Debt Documents, the Priority Lien Documents and the Subordinated Lien Documents.

“Secured Obligations” means the Subordinated Lien Obligations and Priority Lien Obligations.

“Secured Parties” means the holders of Secured Obligations and the Secured Debt Representatives.

“Security Agreement” means the Security Agreement, dated as of October 1, 2009, among Stream, the subsidiaries of Stream from time to time party thereto and the Collateral Trustee, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time.

“Security Documents” means this Agreement, the Intercreditor Agreement, each Lien Sharing and Priority Confirmation, each Collateral Trust Joinder, the Security Agreement and all security agreements, pledge agreements, collateral assignments, collateral agency agreements, debentures, control agreements, mortgages, deeds of trust or other grants or transfers for security executed and delivered by Stream or any Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee, securing Secured Obligations, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and Section 7.2.

“Senior Trust” has the meaning set forth in Section 2.1.

“Senior Trust Estate” has the meaning set forth in Section 2.1.

“Series of ABL Debt” means, severally, the ABL Credit Agreement and any Credit Facility and other Indebtedness that constitutes ABL Debt Obligations.

“Series of Priority Lien Debt” means, severally, the Notes and any additional notes, any Credit Facility (other than the ABL Credit Agreement) and other Indebtedness that constitutes Priority Lien Debt.

“Series of Secured Debt” means each Series of Subordinated Lien Debt and each Series of Senior Debt.

“Series of Senior Debt” means each Series of ABL Debt and each Series of Priority Lien Debt.

“Series of Subordinated Lien Debt” means, severally, each issue or series of Subordinated Lien Debt for which a single transfer register is maintained.

“Special Interest” means all special interest then owing pursuant to the Registration Rights Agreement.

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“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Lien” means a Lien granted by a Security Document to the Collateral Trustee, at any time, upon any Collateral of Stream or any Guarantor to secure Subordinated Lien Obligations.

“Subordinated Lien Debt” means any Indebtedness (including letters of credit and reimbursement obligations with respect thereto) of Stream or any Guarantor that is secured on a subordinated basis to the Priority Lien Debt by a Subordinated Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided that:

(1) on or before the date on which such Indebtedness is incurred by Stream or such Guarantor, such Indebtedness is designated by Stream, in an Officers’ Certificate delivered to each Subordinated Lien Representative and the Collateral Trustee, as “Subordinated Lien Debt” for the purposes of the Secured Debt Documents; provided, that no Series of Secured Debt may be designated as both Subordinated Lien Debt and Priority Lien Debt;

(2) such Indebtedness is governed by an indenture, credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; and

(3) all other requirements set forth in Section 3.8 have been complied with (and the satisfaction of such requirements will be conclusively established if Stream delivers to the Collateral Trustee an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Subordinated Lien Debt”).

“Subordinated Lien Documents” means, collectively, any indenture, credit agreement or other agreement governing each Series of Subordinated Lien Debt and the Security Documents (other than any Security Documents that do not secure Subordinated Lien Obligations).

“Subordinated Lien Obligations” means Subordinated Lien Debt and all other Obligations in respect thereof.

“Subordinated Lien Representative” means, in the case of any future Series of Subordinated Lien Debt, the trustee, agent or representative of the holders of such Series of Subordinated Lien Debt who maintains the transfer register for such Series of Subordinated Lien Debt and (A) is appointed as a Subordinated Lien Representative (for purposes related to the administration of the Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Subordinated Lien Debt, together with its successors in such capacity, and (B) that has executed a Collateral Trust Joinder.

“Subordinated Trust” has the meaning set forth in Section 2.2.

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“Subordinated Trust Estate” has the meaning set forth in Section 2.2.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholder’s agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof); and

(2) any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one of more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Trustee” has the meaning set forth in the recitals.

“Trust Estates” has the meaning set forth in Section 2.2.

“UCC” means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

“Unrestricted Subsidiary” has the meaning assigned to it in the Indenture.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

SECTION 1.2 Rules of Interpretation.

(a) All terms used in this Agreement that are defined in Article 1, 8 or 9, as the case may be, of the UCC and not otherwise defined herein have the meanings assigned to them in Article 1, 8 or 9, as the case may be, of the UCC.

(b) Unless otherwise indicated, any reference to any agreement or instrument will be deemed to include a reference to that agreement or instrument as assigned, amended, supplemented, amended and restated, or otherwise modified and in effect from time to time or replaced in accordance with the terms of this Agreement.

(c) The use in this Agreement or any of the other Security Documents of the word “include” or “including,” when following any general statement, term or matter, will not be construed to limit such statement, term or matter to the specific items or matters set

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forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but will be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word “will” shall be construed to have the same meaning and effect as the word “shall.”

(d) References to “Sections,” “clauses,” “recitals” and the “preamble” will be to Sections, clauses, recitals and the preamble, respectively, of this Agreement unless otherwise specifically provided. References to “Articles” will be to Articles of this Agreement unless otherwise specifically provided. References to “Exhibits” will be to Exhibits to this Agreement unless otherwise specifically provided.

(e) Notwithstanding anything to the contrary in this Agreement, any references contained herein to any section, clause, paragraph, definition or other provision of the Indenture (including any definition contained therein) shall be deemed to be a reference to such section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided, that any reference to any such section, clause, paragraph or other provision shall refer to such section, clause, paragraph or other provision of the Indenture (including any definition contained therein) as amended or modified from time to time if such amendment or modification has been (1) made in accordance with the Indenture and (2) approved by an Act of the Required Debtholders in a writing delivered to the applicable Secured Debt Representative and the Collateral Trustee. Notwithstanding the foregoing, whenever any term used in this Agreement is defined or otherwise incorporated by reference to the Indenture, such reference shall be deemed to have the same effect as if such definition or term had been set forth herein in full and such term shall continue to have the meaning established pursuant to the Indenture notwithstanding the termination or expiration of the Indenture or redemption of all Obligations evidenced thereby.

(f) This Agreement and the other Security Documents will be construed without regard to the identity of the party who drafted it and as though the parties participated equally in drafting it. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party will not be applicable either to this Agreement or the other Security Documents.

(g) In the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in any other Security Document (other than the Intercreditor Agreement), the terms and provisions of this Agreement shall supersede and control the terms and provisions of such other Security Document (other than the Intercreditor Agreement). In the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in the Intercreditor Agreement, the terms and provisions of the Intercreditor Agreement shall supersede and control the terms and provisions of this Agreement.

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ARTICLE 2. THE TRUST ESTATES

SECTION 2.1 Declaration of Senior Trust.

To secure the payment of the Priority Lien Obligations and in consideration of the mutual agreements set forth in this Agreement, Stream and each Guarantor hereby grants to the Collateral Trustee, and the Collateral Trustee hereby accepts and agrees to hold, in trust under this Agreement for the benefit of all current and future holders of Priority Lien Obligations, all of Stream’s or such Guarantor’s right, title and interest in, to and under all Collateral granted to the Collateral Trustee under any Security Document for the benefit of the holders of Priority Lien Obligations, together with all of the Collateral Trustee’s right, title and interest in, to and under the Security Documents, and all interests, rights, powers and remedies of the Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “Senior Trust Estate”).

The Collateral Trustee and its successors and assigns under this Agreement will hold the Senior Trust Estate in trust for the benefit solely and exclusively of all current and future holders of Priority Lien Obligations as security for the payment of all current and future Priority Lien Obligations (the “Senior Trust”).

Notwithstanding the foregoing, if at any time:

(1) all Liens securing the Priority Lien Obligations have been released as provided in Section 4.1;

(2) the Collateral Trustee holds no other property in trust as part of the Senior Trust Estate;

(3) no monetary obligation (other than indemnification and other contingent obligations not then due and payable and letters of credit that have been cash collateralized as provided in clause (3) of the definition of “Discharge of Priority Lien Obligations”) is outstanding and payable under this Agreement to the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity); and

(4) Stream delivers to the Collateral Trustee an Officers’ Certificate stating that all Priority Liens of the Collateral Trustee have been released in compliance with all applicable provisions of the Priority Lien Documents and that Stream and the Guarantors are not required by any Priority Lien Document to grant any Priority Lien upon any property, then the Senior Trust arising hereunder will terminate, except that all provisions set forth in Sections 7.10 and 7.11 that are enforceable by the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.

The parties further declare and covenant that the Senior Trust Estate will be held and distributed by the Collateral Trustee subject to the further agreements herein.

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SECTION 2.2 Declaration of Subordinated Trust. To secure the payment of the Subordinated Lien Obligations and in consideration of the premises and the mutual agreements set forth herein, Stream and each of the Guarantors hereby grants to the Collateral Trustee, and the Collateral Trustee hereby accepts and agrees to hold, in trust under this Agreement for the benefit of all current and future holders of Subordinated Lien Obligations, all of Stream’s or Guarantor’s right, title and interest in, to and under all Collateral granted to the Collateral Trustee under any Security Document for the benefit of the holders of Subordinated Lien Obligations, together with all of the Collateral Trustee’s right, title and interest in, to and under the Security Documents, and all interests, rights, powers and remedies of the Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “Subordinated Trust Estate” and, together with the Senior Trust Estate, the “Trust Estates”).

The Collateral Trustee and its successors and assigns under this Agreement will hold the Subordinated Trust Estate in trust for the benefit solely and exclusively of all current and future holders of Subordinated Lien Obligations as security for the payment of all current and future Subordinated Lien Obligations (the “Subordinated Trust”).

Notwithstanding the foregoing, if at any time:

(1) all Liens securing the Subordinated Lien Obligations have been released as provided in Section 4.1;

(2) the Collateral Trustee holds no other property in trust as part of the Subordinated Trust Estate;

(3) no monetary obligation (other than indemnification and other contingent obligations not then due and payable and letters of credit that have been cash collateralized as provided in clause (3) of the definition of “Discharge of Priority Lien Obligations”) is outstanding and payable under this Agreement to the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity); and

(4) Stream delivers to the Collateral Trustee an Officers’ Certificate stating that all Subordinated Liens of the Collateral Trustee have been released in compliance with all applicable provisions of the Subordinated Lien Documents and that Stream and the Guarantors are not required by any Subordinated Lien Document to grant any Subordinated Lien upon any property, then the Subordinated Trust arising hereunder will terminate, except that all provisions set forth in Sections 7.10 and 7.11 that are enforceable by the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.

The parties further declare and covenant that the Subordinated Trust Estate will be held and distributed by the Collateral Trustee subject to the further agreements herein.

SECTION 2.3 Priority of Liens. Notwithstanding (1) anything else contained herein or in any other Security Document; (2) the time of incurrence of any Series of Priority Lien

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Debt; (3) the order or method of attachment or perfection of any Liens securing any Series of Priority Lien Debt; (4) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Priority Lien upon any Priority Lien Collateral; (5) the time of taking possession or control over any Priority Lien Collateral; (6) that any Priority Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or (7) the rules for determining priority under any law governing relative priorities of Liens, it is the intent of the parties that:

(a) this Agreement and the other Security Documents create two separate and distinct Trust Estates and Liens: the Senior Trust Estate and the Priority Lien securing the payment and performance of the Priority Lien Obligations and the Subordinated Trust Estate and the Subordinated Lien securing the payment and performance of the Subordinated Lien Obligations; and

(b) the Liens securing the Subordinated Lien Obligations are subject and subordinate to the Liens securing the Priority Lien Obligations.

SECTION 2.4 Restrictions on Enforcement of Subordinated Liens.

(a) Until the Discharge of Senior Obligations, the holders of the Notes and the holders of other future Priority Lien Obligations will have, subject to the provision of reasonable security, pre-funding or indemnity satisfactory to the Collateral Trustee by such holders of the Notes against any costs, loss, liability or expense, and subject also to the Intercreditor Agreement and the exceptions set forth below in clauses (1) through (4) and Section 12.07 of the Indenture, and subject to the rights of the holders of Permitted Prior Liens, the exclusive right to authorize and direct the Collateral Trustee with respect to the Collateral (including, without limitation, the exclusive right to authorize or direct the Collateral Trustee to enforce, collect or realize on any Collateral or exercise any other right or remedy with respect to the Collateral) and the provisions of the Security Documents relating thereto, and no Subordinated Lien Representative or holder of Subordinated Lien Obligations may authorize or direct the Collateral Trustee with respect to such matters. Notwithstanding the foregoing, the holders of Subordinated Lien Obligations may, subject to the rights of the holders of other Permitted Prior Liens and subject to the limitations set forth in the Intercreditor Agreement, direct the Collateral Trustee with respect to Collateral:

(1) without any condition or restriction whatsoever, at any time after the Discharge of Senior Obligations;

(2) as necessary to redeem any Collateral in a creditor’s redemption permitted by law or to deliver any notice or demand necessary to enforce (subject to the prior Discharge of Senior Obligations) any right to claim, take or receive proceeds of Collateral remaining after the Discharge of Senior Obligations in the event of foreclosure or other enforcement of any Permitted Prior Lien;

(3) as necessary to perfect or establish the priority (subject to the priority of the Liens securing Priority Lien Obligations, Liens securing ABL Debt Obligations and Permitted Prior Liens) of the Subordinated Liens upon any Collateral;

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provided that, unless otherwise agreed to by the Collateral Trustee in the Intercreditor Agreement and the other Security Documents, the holders of Subordinated Lien Obligations may not require the Collateral Trustee to take any action to perfect any Subordinated Liens on any Collateral through possession or control; or

(4) as necessary to create, prove, preserve or protect (but not enforce) the Subordinated Liens upon any Collateral.

(b) Subject to the Intercreditor Agreement and Section 12.07 of the Indenture, both before and during an Insolvency or Liquidation Proceeding, until the Discharge of Senior Obligations, none of the holders of Subordinated Lien Obligations, the Collateral Trustee (unless acting pursuant to an Act of Required Debtholders) or any Subordinated Lien Representative will be permitted to:

(1) request judicial relief, in an Insolvency or Liquidation Proceeding or in any other court, that would hinder, delay, limit or prohibit the lawful exercise or enforcement of any right or remedy otherwise available to the Collateral Trustee or the holders of Priority Lien Obligations in respect of the Priority Liens or to the ABL Agent or other representative with respect to any ABL Debt Obligations or the holders of ABL Debt Obligations in respect of their Liens securing ABL Debt Obligations or that would limit, invalidate, avoid or set aside any Priority Lien or Lien securing ABL Debt Obligations or subordinate the Priority Liens or Liens securing ABL Debt Obligations to the Subordinated Liens or grant the Subordinated Liens equal ranking to the Priority Liens or Liens securing ABL Debt Obligations;

(2) oppose or otherwise contest any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement of Priority Liens or Liens securing ABL Debt Obligations made by any holder of Priority Lien Obligations, any Priority Lien Representative, any holder of ABL Debt Obligations or the ABL Agent or other representative with respect to any ABL Debt Obligations in any Insolvency or Liquidation Proceeding;

(3) oppose or otherwise contest any lawful exercise by any holder of Priority Lien Obligations, any holder of ABL Debt Obligations, any Priority Lien Representative or the ABL Agent or other representative with respect to any ABL Debt Obligations of the right to credit bid Priority Lien Debt or ABL Debt at any sale of Collateral in foreclosure of Priority Liens or Liens securing ABL Debt Obligations;

(4) oppose or otherwise contest any other request for judicial relief made in any court by any holder of Priority Lien Obligations, any holder of ABL Debt Obligations, any Priority Lien Representative or the ABL Agent or other representative with respect to any ABL Debt Obligations or any Lien securing ABL Debt Obligations relating to the lawful enforcement of any Priority Lien; or

(5) challenge the validity, enforceability, perfection or priority of the Priority Liens or Liens securing ABL Debt Obligations.

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Notwithstanding the foregoing, and subject to the terms of the Intercreditor Agreement, both before and during an Insolvency or Liquidation Proceeding, the holders of Subordinated Lien Obligations or Subordinated Lien Representatives may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of an Insolvency or Liquidation Proceeding against Stream or any Guarantor in accordance with applicable law; provided, that no holder of Subordinated Lien Obligations or Subordinated Lien Representative will be permitted to take any action prohibited by the Intercreditor Agreement or any of the actions prohibited by clauses (1) through (5) of this Section 2.4(b) or by clauses (1) through (4) of Section 2.4(a) or oppose or contest any order that it has agreed not to oppose or contest under Section 2.8.

(c) At any time prior to the Discharge of Senior Obligations and after (1) the commencement of any Insolvency or Liquidation Proceeding in respect of Stream or any Guarantor, or (2) the Collateral Trustee and each Subordinated Lien Representative have received written notice from any Priority Lien Representative or the ABL Agent or other representative with respect to any ABL Debt Obligations that (A) any Series of Senior Debt has become due and payable in full (whether at maturity, upon acceleration or otherwise) or (B) (i) the holders of Priority Liens securing one or more Series of Priority Lien Debt have become entitled under any Priority Lien Document to and desire to enforce any or all of the Priority Liens by reason of a default under such Priority Lien Documents or (ii) the holders of Liens securing one or more Series of ABL Debt have become entitled under any ABL Debt Document to and desire to enforce any or all of the Liens securing ABL Debt Obligations by reason of a default under such ABL Debt Documents, no payment shall be made from the proceeds of Collateral by Stream or any Guarantor to the Collateral Trustee (other than distributions to the Collateral Trustee for the benefit of the holders of Priority Lien Obligations or ABL Debt Obligations), any Subordinated Lien Representative or any holder of Subordinated Lien Obligations (including, without limitation, payments and prepayments made for application to Subordinated Lien Obligations).

(d) All proceeds of Primary Notes Collateral received by the Collateral Trustee, any Subordinated Lien Representative or any holder of Subordinated Lien Obligations in violation of Section 2.4(c) shall be held by such Person for the account of (1) prior to the Discharge of Priority Lien Obligations, the holders of Priority Liens and remitted to any Priority Lien Representative upon demand by such Priority Lien Representative, and (2) after the Discharge of the Priority Lien Obligations, the ABL Agent or other representative with respect to any ABL Debt Obligations and remitted to the ABL Agent or such representative upon demand.

(e) All proceeds of Primary ABL Collateral received by the Collateral Trustee, any Subordinated Lien Representative or any holder of Subordinated Lien Obligations in violation of Section 3.4(a) will be held by such Person for the account of (1) prior to the Discharge of ABL Debt Obligations, the ABL Agent or other representative with respect to any ABL Debt Obligations and remitted to the ABL Agent or other representative upon demand by the ABL Agent or other representative, and (2) thereafter, the holders of Priority Liens and remitted to any Priority Lien Representative upon demand by such Priority Lien Representative.

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The Subordinated Liens will remain attached to and, subject to Section 12.05 of the Indenture, enforceable against all proceeds so held or remitted. All proceeds of Collateral received by the Collateral Trustee, any Subordinated Lien Representative or any holder of Subordinated Lien Obligations not in violation of Section 2.4(c) will be received by such Person free from the Priority Liens, Liens securing ABL Debt Obligations and all other Liens except Subordinated Liens and Permitted Prior Liens, subject to the terms of the Intercreditor Agreement.

SECTION 2.5 Waiver of Right of Marshalling.

(a) Prior to the Discharge of Senior Obligations, subject to the Intercreditor Agreement, the holders of Subordinated Lien Obligations, each Subordinated Lien Representative and the Collateral Trustee may not assert or enforce any right of marshalling accorded to a junior lienholder, as against the holders of Priority Lien Obligations, the Priority Lien Representatives (in their capacity as priority lienholders), the holders of ABL Debt Obligations or the ABL Agent or other representative with respect to any ABL Debt Obligations (in their capacity as priority lienholders) with respect to Collateral.

(b) Following the Discharge of Senior Obligations, the holders of Subordinated Lien Obligations and any Subordinated Lien Representative may assert their right under the UCC or otherwise to any proceeds remaining following a sale or other disposition of Collateral by, or on behalf of, the holders of Priority Lien Obligations and ABL Debt Obligations.

SECTION 2.6 Discretion in Enforcement of Priority Liens.

(a) Subject to the terms of the Intercreditor Agreement, in exercising rights and remedies with respect to the Collateral, the Priority Lien Representatives (which in the case of the Notes shall be the Trustee) may enforce (or refrain from enforcing) or instruct the Collateral Trustee to enforce the provisions of the Priority Lien Documents and exercise (or refrain from exercising) or instruct the Collateral Trustee to exercise remedies thereunder or any such rights and remedies, all in such order and in such manner as they may determine in the exercise of their sole and exclusive discretion, including:

(1) the exercise or forbearance from exercise of all rights and remedies in respect of the Collateral and/or the Priority Lien Obligations;

(2) the enforcement or forbearance from enforcement of any Priority Lien in respect of the Collateral;

(3) the exercise or forbearance from exercise of rights and powers of a holder of shares of stock included in the Senior Trust Estate to the extent provided in the Security Documents;

(4) the acceptance of the Collateral in full or partial satisfaction of the Priority Lien Obligations; and

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(5) the exercise or forbearance from exercise of all rights and remedies of a secured lender under the UCC or any similar law of any applicable jurisdiction or in equity.

SECTION 2.7 Discretion in Enforcement of Priority Lien Obligations. Subject to the terms of the Intercreditor Agreement, but without in any way limiting the generality of Section 2.6, the holders of Priority Lien Obligations and the Priority Lien Representatives (which in the case of the Notes shall be the Trustee) may, at any time and from time to time, without the consent of or notice to holders of Subordinated Lien Obligations or the Subordinated Lien Representatives, without incurring responsibility to holders of Subordinated Lien Obligations and the Subordinated Lien Representatives and without impairing or releasing the subordination provided in this Agreement or the obligations hereunder of holders of Subordinated Lien Obligations and the Subordinated Lien Representatives, do any one or more of the following:

(1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the Priority Lien Obligations, or otherwise amend or supplement in any manner the Priority Lien Obligations, or any instrument evidencing the Priority Lien Obligations or any agreement under which the Priority Lien Obligations are outstanding;

(2) release any Person or entity liable in any manner for the collection of the Priority Lien Obligations;

(3) release the Priority Lien on any Collateral; and

(4) exercise or refrain from exercising any rights against any Guarantor.

SECTION 2.8 Insolvency or Liquidation Proceedings.

(a) Subject to the Intercreditor Agreement, if in any Insolvency or Liquidation Proceeding and prior to the Discharge of Senior Obligations, the holders of Priority Lien Obligations or the holders of ABL Debt Obligations by an Authorizing Act consent to any order:

(1) for use of cash collateral;

(2) approving a debtor-in-possession financing secured by a Lien that is (A) if prior to the Discharge of Priority Lien Obligations, senior to or on a parity with all Priority Liens upon any property of the estate in such Insolvency or Liquidation Proceeding, and (B) if prior to the Discharge of ABL Debt Obligations, senior to or on a parity with all Liens securing ABL Debt Obligations upon any property of the estate in such Insolvency or Liquidation Proceeding;

(3) granting any relief on account of Priority Lien Obligations or ABL Debt Obligations as adequate protection (or its equivalent) for the benefit of the holders of Priority Lien Obligations or ABL Debt Obligations in the Collateral; or

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(4) relating to a sale of assets of Stream or any Guarantor that provides, to the extent the Collateral sold is to be free and clear of Liens, that all Priority Liens, Liens securing ABL Debt Obligations and Subordinated Liens will attach to the proceeds of the sale;

then, the holders of Subordinated Lien Obligations and the Subordinated Lien Representatives, in their capacity as holders or representatives of secured claims, will not oppose or otherwise contest the entry of such order, so long as none of the holders of Priority Lien Obligations, any Priority Lien Representative, the holders of ABL Debt Obligations or the ABL Agent or other representative with respect to any ABL Debt Obligations in any respect opposes or otherwise contests any request made by the holders of Subordinated Lien Obligations or a Subordinated Lien Representative for the grant to the Collateral Trustee, for the benefit of the holders of Subordinated Lien Obligations and the Subordinated Lien Representatives, of a junior Lien upon any property on which a Lien is (or is to be) granted under such order to secure the Priority Lien Obligations or ABL Debt Obligations, co-extensive in all respects with (except as to ABL Foreign Collateral), but subordinated (as set forth in Section 2.3) to, such Lien and all Priority Liens and Liens securing ABL Debt Obligations on such property.

Notwithstanding the foregoing and subject to the terms of the Intercreditor Agreement, both before and during an Insolvency or Liquidation Proceeding, the holders of Subordinated Lien Obligations and the Subordinated Lien Representatives may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of Insolvency or Liquidation Proceedings against Stream or any Guarantor in accordance with applicable law; provided, that, no holder of Subordinated Lien Obligations or Subordinated Lien Representative will be permitted to take any action prohibited by the Intercreditor Agreement or any of the actions prohibited under Section 2.4(b) or oppose or contest any order that it has agreed not to oppose or contest under Section 2.8(a)(1) through (4).

(b) The holders of Subordinated Lien Obligations or any Subordinated Lien Representative will not file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief) based upon their interest in the Collateral under the Subordinated Liens, except that, subject to the provisions of the Intercreditor Agreement:

(1) they may freely seek and obtain relief: (A) granting a junior Lien co-extensive in all respects with (except as to ABL Foreign Collateral), but subordinated (as set forth in Section 2.3) to, all Liens granted in such Insolvency or Liquidation Proceeding to, or for the benefit of, the holders of Priority Lien Obligations or the holders of ABL Debt Obligations; or (B) in connection with the confirmation of any plan of reorganization or similar dispositive restructuring plan; and

(2) they may freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of Senior Obligations.

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SECTION 2.9 Collateral Shared Equally and Ratably within Class. The parties to this Agreement agree that the payment and satisfaction of all of the Secured Obligations within each Class will be secured Equally and Ratably by the Liens established in favor of the Collateral Trustee for the benefit of the Secured Parties belonging to such Class. It is understood and agreed that nothing in this Section 2.9 is intended to alter the priorities among Secured Parties belonging to different Classes as provided in Section 2.3.

ARTICLE 3. OBLIGATIONS AND POWERS OF COLLATERAL TRUSTEE

SECTION 3.1 Undertaking of the Collateral Trustee.

(a) Subject to, and in accordance with, this Agreement, including without limitation Section 5.3, the Collateral Trustee will, as collateral trustee, for the benefit solely and exclusively of the current and future Secured Parties:

(1) accept, enter into, hold, maintain, administer and, where directed following a Secured Debt Default, enforce all Security Documents, including all Collateral subject thereto, and all Liens created thereunder, perform its obligations under the Security Documents and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Security Documents;

(2) take all lawful and commercially reasonable actions permitted under the Security Documents that it may deem necessary to protect or preserve its interest in the Collateral subject thereto and such interests, rights, powers and remedies;

(3) deliver and receive notices pursuant to the Security Documents;

(4) sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, or otherwise exercise or enforce the rights and remedies of a secured party (including a mortgagee, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Collateral under the Security Documents and its other interests, rights, powers and remedies;

(5) remit as provided in Section 3.4 all cash proceeds received by the Collateral Trustee from the collection, foreclosure or enforcement of its interest in the Collateral under the Security Documents or any of its other interests, rights, powers or remedies;

(6) execute and deliver amendments to the Security Documents as from time to time authorized pursuant to Section 7.1 accompanied by an Officers’ Certificate and Opinion of Counsel to the effect that the amendment was permitted under Section 7.1;

(7) release any Lien granted to it by any Security Document upon any Collateral if and as required by Section 4.1; and

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(8) enter into and perform its obligations and protect, exercise and enforce its interest, rights, powers and remedies under the Intercreditor Agreement.

(b) Each party to this Agreement acknowledges and consents to the undertaking of the Collateral Trustee set forth in Section 3.1(a) and agrees to each of the other provisions of this Agreement applicable to the Collateral Trustee.

(c) Notwithstanding anything to the contrary contained in this Agreement, the Collateral Trustee will not commence any exercise of remedies or any foreclosure actions or otherwise take any action or proceeding against any of the Collateral (other than actions as necessary to prove, protect or preserve the Liens securing the Secured Obligations) unless and until it shall have been directed by written notice of an Act of Required Debtholders and then only in accordance with the provisions of this Agreement.

(d) Notwithstanding anything to the contrary contained in this Agreement: (1) neither Stream nor its Affiliates may act as Collateral Trustee; and (2) no Secured Debt Representative may serve as Collateral Trustee, provided, that the Trustee may serve as the Collateral Trustee if the Notes are the only Priority Lien Obligations or Subordinated Lien Obligations outstanding (other than Hedging Obligations).

SECTION 3.2 Release or Subordination of Liens. The Collateral Trustee will not release or subordinate any Lien of the Collateral Trustee or consent to the release or subordination of any Lien of the Collateral Trustee, except:

(a) as directed by an Act of Required Debtholders accompanied by an Officers’ Certificate to the effect that the release or subordination was permitted by each applicable Secured Debt Document;

(b) as required by Article 4;

(c) as ordered pursuant to applicable law under a final and nonappealable order or judgment of a court of competent jurisdiction;

(d) for the subordination of the Subordinated Trust Estate and the Subordinated Liens to the Senior Trust Estate and the Priority Liens; or

(e) for the subordination of the Liens on the Primary ABL Collateral securing the Secured Obligations to the Liens on the Primary ABL Collateral securing the ABL Debt Obligations to the extent required by the Intercreditor Agreement.

SECTION 3.3 Enforcement of Liens. If the Collateral Trustee at any time receives written notice from Stream, a Guarantor or the Priority Lien Representative stating that any event has occurred that constitutes a default under any Secured Debt Document entitling the Collateral Trustee to foreclose upon, collect or otherwise enforce its Liens thereunder, the Collateral Trustee will promptly deliver written notice thereof to each Secured Debt Representative. Thereafter, the Collateral Trustee may await direction by an Act of Required Debtholders and will act, or decline to act, as directed by an Act of Required Debtholders, in the exercise and enforcement of the Collateral Trustee’s interests, rights, powers and remedies in respect of the

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Collateral or under the Security Documents or applicable law and, following the initiation of such exercise of remedies, the Collateral Trustee will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Required Debtholders, in each case subject to the limitations set forth in the Intercreditor Agreement. Unless it has been directed to the contrary by an Act of Required Debtholders, the Collateral Trustee in any event may (but will not be obligated to) take or refrain from taking such action with respect to any default under any Secured Debt Document as it may deem advisable and in the best interest of the holders of Secured Obligations, subject in all cases to the limitations in the Intercreditor Agreement.

SECTION 3.4 Application of Proceeds.

(a) If any Collateral is sold or otherwise realized upon by the Collateral Trustee in connection with any foreclosure, collection or other enforcement of Priority Liens granted to the Collateral Trustee in the Security Documents, the proceeds received by the Collateral Trustee from such foreclosure, collection or other enforcement will be distributed by the Collateral Trustee, subject to the provisions in the Intercreditor Agreement, in the following order of application:

FIRST, to the payment of all amounts payable under this Agreement on account of the Collateral Trustee’s fees and expenses and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Collateral Trustee or any agent of the Collateral Trustee in connection with any Security Document;

SECOND, to the repayment of Indebtedness and other obligations, other than Secured Debt, secured by a Permitted Prior Lien on the Collateral sold or realized upon to the extent that such other Indebtedness or obligation is to be discharged in connection with such sale or other realization;

THIRD, to the respective Priority Lien Representatives for application to the payment of all outstanding Notes and other Priority Lien Debt and any other Priority Lien Obligations that are then due and payable in such order as may be provided in the Priority Lien Documents in an amount sufficient to pay in full in cash all outstanding Notes and other Priority Lien Debt and all other Priority Lien Obligations that are then due and payable (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Priority Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Debt);

FOURTH, to the ABL Agent or other representative with respect to any ABL Debt Obligations for application to the payment of all outstanding ABL Debt Obligations that are then due and payable in an amount sufficient to pay in full in cash all outstanding ABL Debt and all other ABL Debt Obligations that are then due and payable (including, all interest accrued thereon after the commencement of any Insolvency or Liquidation

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Proceeding at the rate, including any applicable post-default rate, specified in the ABL Debt Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable ABL Debt Document) of all outstanding letters of credit constituting ABL Debt);

FIFTH, to the respective Subordinated Lien Representatives for application to the payment of all outstanding Subordinated Lien Debt and any other Subordinated Lien Obligations that are then due and payable in such order as may be provided in the Subordinated Lien Documents in an amount sufficient to pay in full in cash all outstanding Subordinated Lien Debt and all other Subordinated Lien Obligations that are then due and payable (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Subordinated Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Subordinated Lien Document) of all outstanding letters of credit, if any, constituting Subordinated Lien Debt); and

SIXTH, any surplus remaining after the payment in full in cash of the amounts described in the preceding clauses will be paid to Stream or the applicable Guarantor, as the case may be, or its successors or assigns, or as a court of competent jurisdiction may direct.

(b) If any Subordinated Lien Representative or any holder of a Subordinated Lien Obligation collects or receives any proceeds with respect to Subordinated Lien Obligations of such foreclosure, collection or other enforcement that should have been applied to the payment of the Priority Lien Obligations or ABL Debt Obligations in accordance with Section 3.4(a) above, whether after the commencement of an Insolvency or Liquidation Proceeding or otherwise, such Subordinated Lien Representative or such holder of a Subordinated Lien Obligation, as the case may be, will forthwith deliver the same to the Collateral Trustee, for the account of the holders of the Priority Lien Obligations, the ABL Agent or other representative with respect to any ABL Debt Obligations for the account of the holders of ABL Debt Obligations or other Obligations secured by a Permitted Prior Lien, to be applied in accordance with Section 3.4(a). Until so delivered, such proceeds will be held by that Subordinated Lien Representative or that holder of a Subordinated Lien Obligation, as the case may be, for the benefit of the holders of the Priority Lien Obligations, the ABL Agent or other representative with respect to any ABL Debt Obligations for the account of the holders of ABL Debt Obligations and other Obligations secured by a Permitted Prior Lien. This Section 3.4(b) will not apply to payments received by any holder of Subordinated Lien Obligations if such payments are not proceeds of realization upon Collateral.

(c) This Section 3.4 is intended for the benefit of, and will be enforceable by, each current and future holder of Secured Obligations, each current and future Secured Debt Representative and the Collateral Trustee as holder of Priority Liens and Subordinated

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Liens, and each current and future ABL Agent or other representative in connection with any ABL Debt Obligations, in each case, as a third party beneficiary. The Secured Debt Representative of each future Series of Secured Debt will be required to deliver a Collateral Trust Joinder including a Lien Sharing and Priority Confirmation as provided in Section 3.8 at the time of incurrence of such Series of Secured Debt.

(d) In connection with the application of proceeds pursuant to Section 3.4(a), except as otherwise directed by an Act of Required Debtholders, the Collateral Trustee may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.

(e) In making the determinations and allocations in accordance with Section 3.4(a), the Collateral Trustee may conclusively rely upon information supplied by the relevant Priority Lien Representative as to the amounts of unpaid principal and interest and other amounts outstanding with respect to its respective Priority Lien Debt and any other Priority Lien Obligations, information supplied by the relevant ABL Agent as to the amounts of unpaid principal and interest and other amounts outstanding with respect to its respective ABL Debt Obligations, and information supplied by the relevant Subordinated Lien Representative as to amounts of unpaid principal and interest and other amounts outstanding with respect to its respective Subordinated Lien Obligations and the Collateral Trustee shall have no liability to any of the Secured Parties for actions taken in reliance on such information, provided that nothing in this sentence shall prevent Stream from contesting any amounts claimed by any Secured Party in any information so supplied but in the event of any such contest, the information delivered by any Secured Debt Representative shall be conclusive, for purposes of the Collateral Trustee’s reliance, absent manifest error. Upon the reasonable request of the Collateral Trustee, the applicable Secured Debt Representative shall deliver to the Collateral Trustee a certificate setting forth the information specified in this Section 3.4(e). All distributions made by the Collateral Trustee pursuant to Section 3.4(a) shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Collateral Trustee shall have no duty to inquire as to the application by any Secured Debt Representative in respect of any amounts distributed to such Secured Debt Representative.

SECTION 3.5 Powers of the Collateral Trustee.

(a) Each of the Holders and the Trustee hereby designates and appoints Wilmington Trust FSB to act as Collateral Trustee under this Agreement, and hereby authorizes the Collateral Trustee to take such actions on its behalf under the provisions of this Agreement and other Security Documents to which it is a party and to exercise such powers and perform such duties as are expressly delegated to the Collateral Trustee by the terms of this Agreement.

(b) The Collateral Trustee is irrevocably authorized and empowered to enter into and perform its obligations and protect, perfect, exercise and enforce its interest, rights, powers and remedies under the Security Documents and applicable law and in equity and to act as set forth in this Article 3 or as requested in any lawful directions given to it from time to time in respect of any matter by an Act of Required Debtholders.

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(c) No Secured Debt Representative or holder of Secured Obligations will have any liability whatsoever for any act or omission of the Collateral Trustee.

SECTION 3.6 Documents and Communications. The Collateral Trustee will permit each Secured Debt Representative and each holder of Secured Obligations upon reasonable written notice during normal business hours from time to time to inspect and copy, at the cost and expense of the party requesting such copies, any and all Security Documents and other documents, notices, certificates, instructions or communications received by the Collateral Trustee in its capacity as such.

SECTION 3.7 For Sole and Exclusive Benefit of Holders of Secured Obligations. The Collateral Trustee will accept, hold, administer and enforce all Liens on the Collateral at any time transferred or delivered to it and all other interests, rights, powers and remedies at any time granted to or enforceable by the Collateral Trustee and all other property of the Trust Estates solely and exclusively for the benefit of the current and future holders of current and future Secured Obligations, and will distribute all proceeds received by it in realization thereon or from enforcement thereof solely and exclusively pursuant to the provisions of Section 3.4.

SECTION 3.8 Additional Secured Debt.

(a) The Collateral Trustee will perform its undertakings set forth in Section 3.1(a) with respect to each holder of Secured Obligations of a Series of Secured Debt that is issued or incurred after the date hereof that:

(1) holds Secured Obligations that are identified as Subordinated Lien Debt or Priority Lien Debt in accordance with the procedures set forth in Section 3.8(b); and

(2) signs, through its designated Secured Debt Representative identified pursuant to Section 3.8(b), a Collateral Trust Joinder and delivers the same to the Collateral Trustee at the time of incurrence of such Series of Secured Debt. Each such holder shall also have an obligation to deliver, through its designated Secured Debt Representative identified pursuant to Section 3.8(b), or any agent, a Collateral Trust Joinder simultaneously to each other Secured Debt Representative at the time of incurrence of such Series of Secured Debt.

(b) Subject to the terms of Section 2.10 of the Intercreditor Agreement, Stream will be permitted to designate as an additional holder of Secured Obligations hereunder each Person who is, or who becomes, the registered holder of Subordinated Lien Debt or the registered holder of Priority Lien Debt incurred by Stream or any Guarantor after the date of this Agreement in accordance with the terms of all applicable Secured Documents. Stream may only effect such designation by delivering to the Collateral Trustee an Additional Secured Debt Designation stating that:

(1) Stream or such Guarantor intends to incur additional Secured Debt (“Additional Secured Debt”) which will either be (i) Priority Lien Debt permitted by each applicable Secured Document to be secured by a Priority Lien Equally and Ratably with all previously existing and future Priority Lien Debt or (ii) Subordinated Lien Debt

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permitted by each applicable Secured Document to be secured (pursuant to a security agreement in substantially the form attached as Exhibit E) with a Subordinated Lien Equally and Ratably with all previously existing and future Subordinated Lien Debt;

(2) specifying the name and address of the Secured Debt Representative for such series of Additional Secured Debt for purposes of Section 7.7;

(3) Stream and each Guarantor has duly authorized, executed (if applicable) and recorded (or caused to be recorded), or agreed to record (or agreed to cause to be recorded), in each appropriate governmental office all relevant filings and recordations deemed necessary by Stream or the Guarantors and the holder of such Additional Secured Debt, or its Secured Debt Representative, to ensure that the Additional Secured Debt is secured by the Collateral in accordance with the Security Documents; and

(4) Stream has caused a copy of the Additional Secured Debt Designation to be delivered to each then existing Secured Debt Representative.

Although Stream shall be required to deliver a copy of each Additional Secured Debt Designation and each Collateral Trust Joinder to each then existing Secured Debt Representative, the failure to so deliver a copy of the Additional Secured Debt Designation and/or Collateral Trust Joinder to any then existing Secured Debt Representative shall not affect the status of such debt as Additional Secured Debt if the other requirements of this Section 3.8 are complied with. Each of the Collateral Trustee and the other then existing Secured Debt Representatives shall have the right to request that Stream shall provide a copy of any legal opinion of counsel (which may be provided by internal counsel to Stream) and may request reliance thereon provided to the holders of Additional Secured Debt or their Secured Debt Representatives as to the Additional Secured Debt being secured by a valid and perfected security interest; provided, however, that such legal opinion or opinions need not address any collateral of a type or located in a jurisdiction not previously covered by any legal opinion delivered by or on behalf of Stream. Notwithstanding the foregoing, nothing in this Agreement will be construed to allow Stream or any Guarantor to incur additional Indebtedness unless otherwise permitted by the terms of all applicable Secured Documents.

The Security Documents creating or evidencing the Priority Lien Collateral and the Subordinated Lien Collateral and Guarantees for the Priority Lien Obligations and the Subordinated Lien Obligations shall be in all material respects the same forms of documents other than with respect to the first lien, second lien or third lien nature of the Obligations thereunder.

ARTICLE 4. OBLIGATIONS ENFORCEABLE BY THE COMPANY AND THE

OTHER GUARANTORS

SECTION 4.1 Release of Liens on Collateral.

(a) The Collateral Trustee’s (but not the ABL Agent’s or other representative’s with respect to any ABL Debt Obligations) Liens on the Collateral will be released:

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(1) in whole, upon (A) payment in full and discharge of all outstanding Secured Debt and all other Secured Obligations that are outstanding, due and payable at the time all of the Secured Debt is paid in full and discharged and (B) termination or expiration of all commitments to extend credit under all Secured Debt Documents and the cancellation or termination or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Secured Debt Documents) of all outstanding letters of credit issued pursuant to any Secured Debt Documents;

(2) as to any Collateral that is sold, transferred or otherwise disposed of by Stream or any Guarantor (including indirectly, by way of a sale or other disposition of Capital Stock of a Guarantor) to a Person that is not (either before or after such sale, transfer or disposition) Stream or a Restricted Subsidiary of Stream in a transaction or other circumstance that is not prohibited by either Section 4.10 of the Indenture or by the terms of any applicable Secured Debt Documents, at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of; provided, that the Collateral Trustee’s Liens upon the Collateral will not be released if the sale or disposition is subject to Section 5.01 of the Indenture;

(3) upon completion of any Repurchase Offer (as defined in the Indenture) conducted in compliance with Section 3.08 of the Indenture to the extent any Net Proceeds (as defined in the Indenture) constituted Excess Proceeds (as defined in the Indenture) with respect to such Repurchase Offer (as defined in the Indenture) and remain unexpended following the consummation of such Repurchase Offer;

(4) as to less than all or substantially all of the Collateral, if consent to the release of all Priority Liens (or, at any time after the Discharge of Priority Lien Obligations, consent to the release of all Subordinated Liens) on such Collateral has been given by an Act of Required Debtholders;

(5) as to all or substantially all of the Collateral, if (A) consent to the release of that Collateral has been given by the requisite percentage or number of holders of each Series of Secured Debt at the time outstanding as provided for in the applicable Secured Debt Documents, and (B) Stream has delivered an Officers’ Certificate to the Collateral Trustee certifying that all such necessary consents have been obtained, or

(6) if and to the extent required by Section 2.05(a) of the Intercreditor Agreement;

and, in each such case, upon request of Stream, the Collateral Trustee will execute (with such acknowledgements and/or notarizations as are required) and deliver evidence of such release to Stream; provided, however, to the extent Stream requests the Collateral Trustee to deliver evidence of the release of Collateral in accordance with this Section 4.1(a), Stream will deliver to the Collateral Trustee an Officers’ Certificate to the effect that such release of Collateral pursuant to this Section 4.1(a) did not violate the terms of any applicable Secured Debt Document or the ABL Debt Documents. Notwithstanding the foregoing, subject to the Intercreditor Agreement, all Liens will remain attached to and enforceable against all proceeds of any sale or disposition.

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(b) The Collateral Trustee agrees for the benefit of Stream and the Guarantors that if the Collateral Trustee at any time receives:

(1) an Officers’ Certificate and an Opinion of Counsel stating that (A) the signing officer has read Article 4 of this Agreement and understands the provisions and the definitions relating hereto, (B) such officer has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not the conditions precedent in this Agreement and all other Secured Debt Documents and the ABL Debt Documents, if any, relating to the release of the Collateral have been complied with and (C) in the opinion of such officer, such conditions precedent, if any, have been complied with; and

(2) the proposed instrument or instruments releasing such Lien as to such property in recordable form, if applicable;

then the Collateral Trustee will execute (with such acknowledgements and/or notarizations as are required) and deliver such release to Stream or Guarantors as soon as practicable, but no later than the later of (x) the date specified in such request for such release and (y) the fifth Business Day after the date of receipt of the items required by this Section 4.1(b) by the Collateral Trustee.

(c) The Collateral Trustee hereby agrees that:

(1) in the case of any release pursuant to clause (2) of Section 4.1(a), if the terms of any such sale, transfer or other disposition require the payment of the purchase price to be contemporaneous with the delivery of the applicable release, then, at the written request of and at the expense of Stream or Guarantor, the Collateral Trustee will either (A) be present at and deliver the release at the closing of such transaction or (B) deliver the release under customary escrow arrangements that permit such contemporaneous payment and delivery of the release; and

(2) at any time when a Secured Debt Default under a Series of Secured Debt that constitutes Subordinated Lien Debt has occurred and is continuing, within two Business Days of the receipt by it of any Act of Required Debtholders pursuant to Section 4.1(a)(4), the Collateral Trustee will deliver a copy of such Act of Required Debtholders to each Secured Debt Representative.

(d) Each Secured Debt Representative hereby agrees that within one Business Day of the receipt by it of any notice from the Collateral Trustee pursuant to Section 4.1(c)(2), such Secured Debt Representative will deliver a copy of such notice to each registered holder of the Series of Priority Lien Debt or Series of Subordinated Lien Debt for which it acts as Secured Debt Representative.

SECTION 4.2 Delivery of Copies to Secured Debt Representatives. Stream will deliver to each Secured Debt Representative a copy of each Officers’ Certificate delivered to the Collateral Trustee pursuant to Section 4.1(b), together with copies of all documents delivered to the Collateral Trustee with such Officers’ Certificate.

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SECTION 4.3 Collateral Trustee not Required to Serve, File, Register or Record. The Collateral Trustee is not required to serve, file, register or record any instrument releasing or subordinating its Liens on any Collateral; provided, however, that if Stream or any Guarantor shall make a written demand for a termination statement under Section 9-513(c) of the UCC, the Collateral Trustee shall comply with the written request of Stream or such Guarantor to comply with the requirements of such UCC provision; provided, further, that the Collateral Trustee must first confirm with the Secured Debt Representatives that the requirements of Section 9-513(c) of the UCC have been satisfied. The Collateral Trustee may conclusively rely on a certificate from the Secured Debt Representative as to such satisfaction.

SECTION 4.4 Release of Liens in Respect of Notes. The Collateral Trustee’s Lien will no longer secure the Notes outstanding under the Indenture or any other Obligations under the Indenture, and the right of the holders of the Notes and such Obligations to the benefits and proceeds of the Collateral Trustee’s Lien on the Collateral will terminate and be discharged:

(1) upon satisfaction and discharge of the Indenture as set forth under Article 11 of the Indenture;

(2) upon a Legal Defeasance or Covenant Defeasance of the Notes as set forth under Article 8 of the Indenture;

(3) upon payment in full and discharge of all Notes outstanding under the Indenture and all Obligations that are outstanding, due and payable under the Indenture at the time the Notes are paid in full and discharged;

(4) in whole or in part, with the consent of the holders of the requisite percentage of Notes in accordance with Article 9 of the Indenture; or

(5) if and to the extent required by Section 2.05 of the Intercreditor Agreement.

ARTICLE 5. IMMUNITIES OF THE COLLATERAL TRUSTEE

SECTION 5.1 No Implied Duty. Notwithstanding any provision to the contrary elsewhere in this Agreement, any other Priority Lien Document or any Security Documents, the Collateral Trustee will not have any duties, responsibilities or obligations other than those expressly assumed by it in this Agreement and the other Security Documents to which it is a party. The Collateral Trustee will not be required to take any action that is contrary to applicable law or any provision of this Agreement or the other Security Documents to which it is a party or will adversely affect the rights, privileges, benefits and immunities of or be contrary to the

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interests of the Collateral Trustee. The Collateral Trustee shall not have any fiduciary relationship with the Secured Parties and no implied covenants, obligations or responsibilities shall be read into this Agreement against the Collateral Trustee.

SECTION 5.2 Appointment of Agents and Advisors. The Collateral Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, accountants, appraisers or other experts or advisors selected by it with due care as it may require and will not be responsible for any misconduct or negligence on the part of any of them.

SECTION 5.3 Other Agreements. The Collateral Trustee has accepted and is bound by the Security Documents executed by the Collateral Trustee as of the date of this Agreement and, as directed by an Act of Required Debtholders, the Collateral Trustee shall execute additional Security Documents delivered to it after the date of this Agreement; provided, however, that such additional Security Documents do not adversely affect the rights, privileges, benefits and immunities of the Collateral Trustee. The Collateral Trustee will not otherwise be bound by, or be held obligated by, the provisions of any credit agreement, indenture or other agreement governing Secured Debt (other than this Agreement and the other Security Documents to which it is a party).

SECTION 5.4 Solicitation of Instructions.

(a) The Collateral Trustee may at any time solicit written confirmatory instructions, in the form of an Act of Required Debtholders, an Officers’ Certificate or an order of a court of competent jurisdiction, as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Agreement or the other Security Documents.

(b) No written direction given to the Collateral Trustee by an Act of Required Debtholders that in the reasonable judgment of the Collateral Trustee imposes, purports to impose or might reasonably be expected to impose upon the Collateral Trustee any obligation or liability not set forth in or arising under this Agreement and the other Security Documents will be binding upon the Collateral Trustee unless the Collateral Trustee elects, at its sole option, to accept such direction.

SECTION 5.5 Limitation of Liability. The Collateral Trustee will not be responsible or liable for any action taken or omitted to be taken by it hereunder or under any other Security Document, except for its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.

SECTION 5.6 Documents in Satisfactory Form. The Collateral Trustee will be entitled to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement, be delivered to it in a form and with substantive provisions reasonably satisfactory to it.

SECTION 5.7 Entitled to Rely. The Collateral Trustee may seek and rely upon, and shall be fully protected in relying upon, any judicial order or judgment, upon any advice, opinion or statement of legal counsel, independent consultants and other experts selected by it in good

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faith and upon any certification, instruction, notice or other writing delivered to it by Stream or any Guarantor in compliance with the provisions of this Agreement or delivered to it by any Secured Debt Representative as to the holders of Secured Obligations for whom it acts, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof. The Collateral Trustee may act in reliance upon any instrument comporting with the provisions of this Agreement or any signature reasonably believed by it to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof or the other Security Documents has been duly authorized to do so. To the extent an Officers’ Certificate or Opinion of Counsel is required or permitted under this Agreement to be delivered to the Collateral Trustee in respect of any matter, the Collateral Trustee may rely conclusively on an Officers’ Certificate or Opinion of Counsel as to such matter and such Officers’ Certificate or opinion of counsel shall be full warranty and protection to the Collateral Trustee for any action taken, suffered or omitted by it under the provisions of this Agreement and the other Security Documents.

SECTION 5.8 Secured Debt Default. The Collateral Trustee will not be required to inquire as to the occurrence or absence of any Secured Debt Default and will not be affected by or required to act upon any notice or knowledge as to the occurrence of any Secured Debt Default unless and until it is directed by an Act of Required Debtholders.

SECTION 5.9 Actions by Collateral Trustee. As to any matter not expressly provided for by this Agreement or the other Security Documents, the Collateral Trustee will act or refrain from acting as directed by an Act of Required Debtholders and will be fully protected if it does so, and any action taken, suffered or omitted pursuant hereto or thereto shall be binding on the holders of Secured Obligations. In the absence of an Act of Required Debtholders described in the immediately preceding paragraph of the Section 5.9, the Collateral Trustee shall have no duty to act, consent or request any action from Stream or any Guarantor or any other Person in connection with this Agreement (including all schedules and exhibits attached hereto) unless the Collateral Trustee shall have received written direction from the Trustee.

SECTION 5.10 Security or Indemnity in Favor of the Collateral Trustee. The Collateral Trustee will not be required to take any action at the direction of any holders of Secured Obligations, to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder unless it has been provided with pre-funding, security or indemnity reasonably satisfactory to it against any and all cost, loss, liability or expense which may be incurred by it by reason of taking or continuing to take such action.

SECTION 5.11 Rights of the Collateral Trustee. In the event there is any bona fide, good faith disagreement between the other parties to this Agreement or any of the other Security Documents resulting in adverse claims being made in connection with Collateral held by the Collateral Trustee and the terms of this Agreement or any of the other Security Documents do not unambiguously mandate the action the Collateral Trustee is to take or not to take in connection therewith under the circumstances then existing, or the Collateral Trustee is in doubt as to what action it is required to take or not to take hereunder or under the other Security Documents, it will be entitled to refrain from taking any action (and will incur no liability for

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doing so) until directed otherwise (subject to Section 5.10) in writing by a request signed jointly by the parties hereto entitled to give such direction or by order of a court of competent jurisdiction.

SECTION 5.12 Limitations on Duty of Collateral Trustee in Respect of Collateral.

(a) Beyond the exercise of reasonable care in the custody of Collateral in its possession, the Collateral Trustee will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Trustee will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral. The Collateral Trustee will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Collateral Trustee will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Trustee in good faith. Pursuant to applicable law, Stream authorizes the Collateral Trustee to file or record financing statements and other filing or recording documents or instruments with respect to the signature of such Grantor in such form and in such offices as may be necessary or as the Collateral Trustee may determine appropriate to perfect the security interests of the Collateral Trustee under this Agreement.

(b) The Collateral Trustee will not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Collateral Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of Stream or any Guarantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Collateral Trustee hereby disclaims any representation or warranty to the current and future holders of the Secured Obligations concerning the perfection of the Liens granted hereunder or in the value of any of the Collateral.

(c) All indemnities to be paid under this Agreement shall be payable immediately when due in U.S. dollars (“Dollars”) in the full amount due, without deduction for any variation in any Rate of Exchange (as defined below). The Grantors hereby agree to jointly and severally indemnify the Collateral Trustee against any losses, damages, penalties, costs, expenses or disbursements of any kind or nature whatsoever, including, without limitation, attorney’s fees and expenses, incurred by the Collateral Trustee as a result of any judgment or order being given or made for the amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than Dollars and as a result of any variation as between (i) the rate of exchange at which the dollar amount is converted into Judgment Currency for the purpose of such judgment or order, and (ii) the

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Rate of Exchange at which the Collateral Trustee is then able to purchase Dollars with the amount of the Judgment Currency actually received by the Collateral Trustee. The indemnity set forth in this paragraph shall constitute a separate and independent obligation of the Grantors and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “Rate of Exchange” means the rate at which the Collateral Trustee is able to purchase Dollars with the Judgment Currency on the foreign exchange market on the relevant date and shall include any premiums and other reasonable costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency. The indemnification set forth in this Section 5.12 shall survive the termination or assignment of this Agreement and the resignation or removal of the Collateral Trustee.

(d) Neither the Collateral Trustee nor any of its experts, officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it under or in connection with this Agreement or any of the other Priority Lien Documents or Security Documents (except for its gross negligence or willful misconduct), or (ii) responsible in any manner for any recitals, statements, representations or warranties (other than its own recitals, statements, representations or warranties) made in this Agreement or any of the other Priority Lien Documents or Security Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Trustee under or in connection with, this Agreement or any of the other Priority Lien Documents or Security Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any of the other Priority Lien Documents or Security Documents or for any failure of the Grantors or any other Person to perform their obligations hereunder and thereunder. The Collateral Trustee shall not be under any obligation to any Person to ascertain or to inquire as to (i) the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the other Priority Lien Documents or Security Documents or to inspect the properties, books or records of Stream, (ii) whether or not any representation or warranty made by any Person in connection with this Agreement or any of the other Priority Lien Documents or Security Documents is true, (iii) the performance by any Person of its obligations under this Agreement or any of the other Priority Lien Documents or Security Documents or (iv) the breach of or default by any Person of its obligations under this Agreement or any of the other Priority Lien Documents or Security Documents.

(e) The Collateral Trustee shall not be bound to (i) account to any Person for any sum or the profit element of any sum received for its own account; (ii) disclose to any other Person any information relating to the Person if such disclosure would, or might, constitute a breach of any law or regulation or be otherwise actionable at the suit of any Person or (iii) be required to take any action that it believes, based on advice of counsel, is in conflict with any applicable law, this Agreement or any of the other Priority Lien Documents or Security Documents or any order of any court or administrative agency.

(f) Notwithstanding anything in this Security Agreement or any of the Priority Lien Documents or Security Documents to the contrary, (i) in no event shall the Collateral Trustee or any officer, director, employee, representative or agent of the Collateral Trustee be liable under or in connection with this Agreement or any of the other Priority Lien Documents or Security Documents Note Documents for indirect, special, incidental, punitive

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or consequential losses or damages of any kind whatsoever, including but not limited to lost profits or loss of opportunity, whether or not foreseeable, even if the Collateral Trustee has been advised of the possibility thereof and regardless of the form of action in which such damages are sought; and (ii) the Collateral Trustee shall be afforded all of the rights, powers, immunities and indemnities set forth in this Agreement or any of the other Priority Lien Documents or Security Documents Note Documents Security Agreement to which it is a signatory as if such rights, powers, immunities and indemnities were specifically set out in each such Note Documents. In no event shall the Collateral Trustee be obligated to invest any amounts received by it hereunder.

(g) The Collateral Trustee shall not be deemed to have actual, constructive, direct or indirect knowledge or notice of the occurrence of any Default unless and until the Collateral Trustee has received a written notice or a certificate from Stream stating that a Default has occurred. The Collateral Trustee shall have no obligation whatsoever either prior to or after receiving such notice or certificate to inquire whether a Default has in fact occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice or certificate so furnished to it. No provision of this Agreement or any of the other Priority Lien Documents or Security Documents or the Intercreditor Agreement shall require the Collateral Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under this Security Agreement, any of the other Note Documents or the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability including an advance of moneys necessary to perform work or to take the action requested is not reasonably assured to it, the Collateral Trustee may decline to act unless it receives reasonable indemnity, including an advance of moneys necessary to take the action requested. The Collateral Trustee shall be under no obligation or duty to take any action under this Agreement or any of the other Priority Lien Documents or otherwise if taking such action (i) would subject the Collateral Trustee to a tax in any jurisdiction where it is not then subject to a tax or (ii) would require the Collateral Trustee to qualify to do business in any jurisdiction where it is not then so qualified.

(h) If, with respect to a proposed action to be taken by it, the Collateral Trustee shall determine in good faith that the provisions of this Agreement or any other Priority Lien Documents or Security Documents relating to the functions or responsibilities or discretionary powers of the Collateral Trustee are or may be ambiguous or inconsistent, the Collateral Trustee shall notify the Trustee, identifying the proposed action, and may decline either to perform such function or responsibility or to take the action requested unless it has received the written confirmation of the Trustee that the action proposed to be taken by the Collateral Trustee is consistent with the terms of this Agreement or of the other Priority Lien Documents or Security Documents or is otherwise appropriate. The Second Priority Collateral Trustee shall be fully protected in acting or refraining from acting upon the confirmation of the Trustee, in this respect, and such confirmation shall be binding upon the holders of Priority Lien Obligations.

(i) Upon receipt of indemnity requested by the Priority Collateral Trustee and assuming the requested action does not conflict with other clauses of this Section 5.12, the Collateral Trustee shall act upon the specific instructions of the Trustee, except for any

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instructions that in the good faith judgment of the Second Priority Collateral Trustee may be contrary to this Agreement or of the other Priority Lien Documents or Security Documents or applicable law.

SECTION 5.13 Assumption of Rights, Not Assumption of Duties. Notwithstanding anything to the contrary contained herein:

(1) each of the parties thereto will remain liable under each of the Security Documents (other than this Agreement) to the extent set forth therein to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not been executed;

(2) the exercise by the Collateral Trustee of any of its rights, remedies or powers hereunder will not release such parties from any of their respective duties or obligations under the other Security Documents; and

(3) the Collateral Trustee will not be obligated to perform any of the obligations or duties of any of the parties thereunder other than the Collateral Trustee.

SECTION 5.14 No Liability for Clean Up of Hazardous Materials. In the event that the Collateral Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Trustee’s sole discretion may cause the Collateral Trustee to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Trustee to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Trustee reserves the right, instead of taking such action, either to resign as Collateral Trustee or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Collateral Trustee will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment and shall be indemnified and held harmless by Stream against any such claims, liabilities or actions.

ARTICLE 6. RESIGNATION AND REMOVAL OF THE COLLATERAL TRUSTEE

SECTION 6.1 Resignation or Removal of Collateral Trustee. Subject to the appointment of a successor Collateral Trustee as provided in Section 6.2 and the acceptance of such appointment by the successor Collateral Trustee:

(a) the Collateral Trustee may resign at any time by giving not less than 45 days’ notice of resignation to each Secured Debt Representative and Stream, provided that such notice period may be waived by each Secured Debt Representative and Stream; and

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(b) the Collateral Trustee may be removed at any time, with or without cause, by an Act of Required Debtholders.

SECTION 6.2 Appointment of Successor Collateral Trustee. Upon any such resignation or removal, a successor Collateral Trustee may be appointed by an Act of Required Debtholders. If no successor Collateral Trustee has been so appointed and accepted such appointment within 30 days after the predecessor Collateral Trustee gave notice of resignation or was removed, Stream shall appoint a successor Collateral Trustee. If such appointment has not been made within 30 days Stream and/or the Collateral Trustee may petition a court of competent jurisdiction for appointment of a successor Collateral Trustee. Each successor Collateral Trustee must be a bank or trust company:

(1) authorized to exercise corporate trust powers;

(2) having a combined capital and surplus of at least $100,000,000;

(3) maintaining an office in New York, New York; and

(4) that is not (a) Stream or their Affiliates or (ii) any Secured Debt Representative (other than the Trustee serving in the role of the Collateral Trustee to the extent the Notes are the only Priority Lien Obligations or Subordinated Lien Obligations outstanding (other than Hedging Obligations)).

The Collateral Trustee will fulfill its obligations hereunder until a successor Collateral Trustee meeting the requirements of this Section 6.2 has accepted its appointment as Collateral Trustee and the provisions of Section 6.3 have been satisfied. For purposes of the Parallel Debt and the security rights under Netherlands law granted in favor of the Collateral Trustee, any resignation or removal of the Collateral Trustee will not be effective until the rights and obligations of the Collateral Trustee with respect to the Parallel Debt have been assigned and assumed by a successor Collateral Trustee in accordance with Section 6.3

SECTION 6.3 Succession. When the Person so appointed as successor Collateral Trustee accepts such appointment:

(1) such Person will succeed to and become vested with all the rights, powers, privileges and duties of the predecessor Collateral Trustee, and the predecessor Collateral Trustee will be discharged from its duties and obligations hereunder, in each case including but not limited to the rights and obligations under the Parallel Debt; and

(2) the predecessor Collateral Trustee will (at the expense of Stream) promptly transfer all Liens and collateral security and other property of the Trust Estates within its possession or control to the possession or control of the successor Collateral Trustee and will execute instruments and assignments as may be necessary or reasonably requested by the successor Collateral Trustee to transfer to the successor Collateral Trustee all Liens, interests, rights, powers and remedies of the predecessor Collateral Trustee in respect of the Security Documents or the Trust Estates.

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Thereafter the predecessor Collateral Trustee will remain entitled to enforce the immunities granted to it in Article 5 and the provisions of Sections 7.10 and 7.11.

SECTION 6.4 Merger, Conversion or Consolidation of Collateral Trustee. Any Person into which the Collateral Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Trustee shall be a party, or any Person succeeding to the business of the Collateral Trustee shall be the successor of the Collateral Trustee pursuant to Section 6.3, provided that (i) without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding, such Person satisfies the eligibility requirements specified in clauses (1) through (4) of Section 6.2 and (ii) prior to any such merger, conversion or consolidation, the Collateral Trustee shall have notified Stream, each Priority Lien Representative and each Subordinated Lien Representative thereof in writing.

ARTICLE 7. MISCELLANEOUS PROVISIONS

SECTION 7.1 Amendment.

(a) No amendment or supplement to the provisions of this Agreement or any other Security Document will be effective without the approval of the Collateral Trustee acting as directed by an Act of Required Debtholders, except that any amendment or supplement that has the effect solely of (i) adding or maintaining Collateral, securing additional Secured Debt that was otherwise permitted by the terms of the Secured Debt Documents to be secured by the Collateral or preserving, perfecting or establishing the priority of the Liens thereon or the rights of the Collateral Trustee therein, (ii) curing any ambiguity, defect or inconsistency; (iii) providing for the assumption of Stream’s or any Guarantor’s Obligations under any Security Document in the case of a merger or consolidation or sale of all or substantially all of the assets of Stream or such Guarantor, as applicable; or (v) making any change that would provide any additional rights or benefits to the Secured Parties or the Collateral Trustee or that does not adversely affect the legal rights under the Indenture or any other Secured Debt Document of any Secured Party or the Collateral Trustee, will, in each case, become effective when executed and delivered by Stream and any applicable Guarantor party thereto and the Collateral Trustee;

(b) No amendment or supplement to the provisions of this Agreement or any other Security Document that:

(1) reduces, impairs or adversely affects the right of any holder of Secured Obligations:

(A) to vote its outstanding Secured Debt as to any matter described as subject to an Act of Required Debtholders or direction by the Required Priority Lien Debtholders,

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(B) to share in the order of application described in Section 3.4 in the proceeds of enforcement of or realization on any Collateral that has not been released in accordance with the provisions described in Section 4.1, or

(C) to require that Liens securing Secured Obligations be released only as set forth in the provisions described in Section 4.1, or

(2) amends the provisions of this clause (b) or the definition of “Act of Required Debtholders,” “Required Priority Lien Debtholders” or “Required Subordinated Lien Debtholders,”

will become effective without the consent of the requisite percentage or number of holders of each Series of Secured Debt so affected under the applicable Secured Debt Documents; and

(c) No amendment or supplement to the provisions of this Agreement or any other Security Document that imposes any obligation upon the Collateral Trustee or any Secured Debt Representative or adversely affects the rights of the Collateral Trustee or any Secured Debt Representative in its individual capacity as such will become effective without the consent of the Collateral Trustee or such Secured Debt Representative, as applicable.

(d) Any amendment or supplement to the provisions of this Agreement or any other Security Document that releases Collateral will be effective only if consent to such release is granted in accordance with the applicable Secured Debt Document (for the avoidance of doubt, including the Intercreditor Agreement) for each Series of Secured Debt that is required to consent to the release of the Collateral Trustee’s liens on such Collateral in Section 4.1. Any amendment or supplement that results in the Collateral Trustee’s Liens upon the Collateral no longer securing the Notes and all related Note Obligations under the Indenture may only be effected in accordance with Section 4.4.

(e) Notwithstanding anything to the contrary in Sections 7.1(a) through 7.1(d) but subject to Sections 7.1(b) and 7.1(c):

(1) any Security Document that secures Subordinated Lien Obligations (but not Priority Lien Obligations) may be amended or supplemented with the approval of the Collateral Trustee acting as directed in writing by the Required Subordinated Lien Debtholders, unless such amendment or supplement would not be permitted under the terms of this Agreement or the other Priority Lien Documents;

(2) any amendment or waiver of, or any consent under, any provision of this Agreement or any other Security Document that secures Priority Lien Obligations will apply automatically to any comparable provision of any comparable Subordinated Lien Document without the consent of or notice to any holder of Subordinated Lien Obligations and without any action by Stream or any Guarantor or any holder of Notes or other Priority Lien Obligations or other Subordinated Lien Obligations; and

(3) Stream may direct the Collateral Trustee to amend, supplement or otherwise modify the Intercreditor Agreement; provided that the changes made by such amendment, supplement or other modification, taken together with all other changes (whenever and however made) from the form of the Intercreditor Agreement attached as Exhibit D, are not materially adverse to any holder of Secured Obligations.

COLLATERAL TRUST AGREEMENT

(f) The Collateral Trustee will not enter into any amendment or supplement unless it has received an Officers’ Certificate to the effect that such amendment or supplement will not result in a breach of any provision or covenant contained in any of the Secured Debt Documents or the ABL Debt Documents. Prior to executing any amendment or supplement pursuant to this Section 7.1, the Collateral Trustee will be entitled to receive an Opinion of Counsel of Stream (which may be provided by internal counsel to Stream) to the effect that the execution of such document is authorized or permitted hereunder, and with respect to amendments adding Collateral, an Opinion of Counsel of Stream addressing customary perfection, and if such additional Collateral consists of equity interests of any Person, priority matters with respect to such additional Collateral (subject to customary qualifications and assumptions).

(g) The holders of Subordinated Lien Obligations and the Subordinated Lien Representatives agree that each Security Document that secures Subordinated Lien Obligations (but not also securing Priority Lien Obligations) will include language substantially to the effect of the following:

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Trustee pursuant to this Agreement and the exercise of any right or remedy by such Collateral Trustee hereunder are subject to the provisions of the Collateral Trust Agreement, dated as of October 1, 2009, among Stream, the Guarantors from time to time party thereto, Wells Fargo Bank, National Association, as Trustee under the Indenture (as defined therein) and Wilmington Trust FSB, as Collateral Trustee (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”). In the event of any conflict between the terms of the Collateral Trust Agreement and this Agreement, the terms of the Collateral Trust Agreement will govern.”

; provided, however, that if the jurisdiction in which any such Subordinated Lien Document will be filed prohibits the inclusion of the language above or would prevent a document containing such language from being recorded, the Subordinated Lien Representatives and the Priority Lien Representatives agree, prior to such Subordinated Lien Document being entered into, to negotiate in good faith replacement language stating that the lien and security interest granted under such Subordinated Lien Document is subject to the provisions of this Agreement.

SECTION 7.2 Voting. In connection with any matter under this Agreement requiring a vote of holders of Secured Debt, each Series of Secured Debt will cast its votes in accordance with the Secured Debt Documents governing such Series of Secured Debt. The amount of Secured Debt to be voted by a Series of Secured Debt will equal (1) the aggregate principal amount of Secured Debt held by such Series of Secured Debt (including outstanding letters of credit whether or not then available or drawn), plus (2) other than in connection with an exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Indebtedness of such Series of Secured Debt. Following and in accordance with the outcome of the applicable vote under its Secured Debt Documents, the Secured Debt Representative of each applicable Series of Secured Debt will vote the total amount of Secured

COLLATERAL TRUST AGREEMENT

Debt under that Series of Secured Debt as a block in respect of any vote under this Agreement and the Collateral Trustee shall be entitled to rely conclusively without further investigation on such block vote of the Secured Debt Representatives. If any Series of Secured Debt consists of Hedging Obligations, those Hedging Obligations will vote on matters concerning such Series of Secured Debt in accordance with the applicable Secured Debt Documents.

SECTION 7.3 Further Assurances; Insurance.

(a) Stream and each of the Guarantors will do or cause to be done all acts and things that may be required, or that the Collateral Trustee from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds, for the benefit of the holders of Secured Obligations, duly created and enforceable and perfected Liens upon the Collateral, (including any property or assets that are acquired or otherwise become Collateral after the date hereof), in each case as contemplated by, and with the Lien priority required under, the Secured Debt Documents.

(b) Upon the reasonable request of the Collateral Trustee or any Secured Debt Representative at any time and from time to time, Stream and each of the Guarantors will promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions as may be reasonably required, or that the Collateral Trustee may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Secured Debt Documents for the benefit of holders of Secured Obligations (it being expressly agreed that the Collateral Trustee has no responsibility to monitor, protect or perfect any such Liens or benefits).

(c) Stream and the Guarantors will:

(1) keep their properties adequately insured at all times by financially sound and reputable insurers;

(2) maintain such other insurance, to such extent and against such risks (and with such deductibles, retentions and exclusions), as is customary with companies in the same or similar businesses operating in the same or similar locations;

(3) maintain such other insurance as may be required by law; and

(4) maintain such other insurance as may be required by the Security Documents.

(d) Upon the reasonable request of the Collateral Trustee, Stream and the Guarantors will furnish to the Collateral Trustee full information as to their property and liability insurance carriers.

(e) All insurance policies required by Section 7.3(c) (except for the insurance described in 7.3(c)(3)) above will:

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(1) provide that, with respect to third party liability insurance, the Collateral Trustee, for the benefit of the holders of Secured Obligations, shall be named as additional insured;

(2) name the Collateral Trustee, for the benefit of the holders of Secured Obligations, as a loss payee as its interests may appear and additional insured; and

(3) provide that no cancellation or termination of such insurance shall be effective until 30 days after written notice is given by the insurers to the Collateral Trustee of such cancellation, termination or change.

(f) Upon the reasonable request of the Collateral Trustee, Stream and the Guarantors will permit the Collateral Trustee or any of its agents or representatives, at reasonable times and intervals upon reasonable prior notice during regular business hours, to visit their offices and sites and inspect any of the Collateral and to discuss matters relating to the Collateral with their respective officers. Stream and the Guarantors shall, at any reasonable time and from time to time upon reasonable prior notice during regular business hours, permit the Collateral Trustee or any of its agents or representatives to examine and make copies of and abstracts from the records and books of account of Stream and the Guarantors and their respective Subsidiaries, all at Stream’s expense.

SECTION 7.4 Perfection of Subordinated Trust Estate.

Solely for purposes of perfecting the Liens of the Collateral Trustee in its capacity as agent of the holders of Subordinated Lien Obligations and the Subordinated Lien Representatives in any portion of the Subordinated Trust Estate in the possession or control of the Collateral Trustee (or its agents or bailees) as part of the Senior Trust Estate including, without limitation, any instruments, goods, negotiable documents, tangible chattel paper, electronic chattel paper, certificated securities, money, deposit accounts and securities accounts, the Collateral Trustee, the holders of Priority Lien Obligations and the Priority Lien Representatives hereby acknowledge that the Collateral Trustee also holds such property as agent for the benefit of the holders of Subordinated Lien Obligations and the Subordinated Lien Representatives.

SECTION 7.5 Successors and Assigns; Third Party Beneficiaries.

(a) Except as provided in Section 5.2, the Collateral Trustee may not, in its capacity as such, delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Collateral Trustee hereunder will inure to the sole and exclusive benefit of, and be enforceable by, each Secured Debt Representative and ABL Agent and each current and future holder of Secured Obligations and ABL Debt Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

(b) Neither Stream nor any Guarantor may delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of Stream and the Guarantors hereunder

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will inure to the sole and exclusive benefit of, and be enforceable by, the Collateral Trustee, each Secured Debt Representative and each current and future holder of Secured Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

SECTION 7.6 Delay and Waiver. No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement or any of the other Security Documents will impair any such right, power or remedy or operate as a waiver thereof. No single or partial exercise of any such right, power or remedy will preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

SECTION 7.7 Notices. Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to the Collateral Trustee:	Wilmington Trust FSB
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402
Attn: Peter Finkel

with a copy to:	Dorsey & Whitney LLP
250 Park Avenue
New York, NY 10177-1500
Attn: Mark Jutsen

If to Stream or any Guarantor:	Stream Global Services, Inc.
20 William Street, Suite 310
Wellesley, Massachusetts 02481
Telephone: (781) 304-1810
Fax: (781) 304-1702
Attn: Chief Legal Officer

with a copy (which shall not constitute notice) to:	Proskauer Rose LLP
2049 Century Park East, Suite 3200
Los Angeles, CA 90069
Telephone: (310) 284-5628
Fax: (310) 557-2193
Attn: Neil Cummings

If to the Trustee:	Wells Fargo Bank, National Association Corporate Trust Services
45 Broadway, 14th floor
New York, New York 10006
Facsimile: (212) 515-1589
Attention: Corporate Trust Services

COLLATERAL TRUST AGREEMENT

with a copy to:	Thompson Hine LLP
335 Madison Avenue
New York, New York 10017
Attention: Mildred Quinones-Holmes

and if to any other Secured Debt Representative, to such address as it may specify by written notice to the parties named above.

All notices and communications will be faxed to the relevant fax number set forth above or mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the relevant address set forth above or, as to holders of Secured Debt, all notices and communications will be sent in the manner specified in the Secured Debt Documents applicable to such holder. Failure to mail a notice or communication to a holder of Secured Debt or any defect in it will not affect its sufficiency with respect to other holders of Secured Debt.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

SECTION 7.8 Notice Following Discharge of Priority Lien Obligations. Promptly following the Discharge of Priority Lien Obligations with respect to one or more Series of Priority Lien Debt, each Priority Lien Representative with respect to each applicable Series of Priority Lien Debt that is so discharged will provide written notice of such discharge to the Collateral Trustee and to each other Secured Debt Representative.

SECTION 7.9 Entire Agreement. This Agreement states the complete agreement of the parties relating to the undertaking of the Collateral Trustee set forth herein and supersedes all oral negotiations and prior writings in respect of such undertaking.

SECTION 7.10 Compensation; Expenses. Stream and the Guarantors jointly and severally agree to pay, promptly upon demand:

(1) such compensation to the Collateral Trustee and its agents as Stream and the Collateral Trustee may agree in writing from time to time;

(2) all reasonable costs and expenses incurred by the Collateral Trustee and its agents in the preparation, execution, delivery, filing, recordation, administration or enforcement of this Agreement or any other Security Document or any consent, amendment, waiver or other modification relating hereto or thereto;

(3) all reasonable fees, expenses and disbursements of legal counsel and any auditors, accountants, consultants or appraisers or other professional advisors and agents

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engaged by the Collateral Trustee incurred in connection with the negotiation, preparation, closing, administration, performance or enforcement of this Agreement and the other Security Documents or any consent, amendment, waiver or other modification relating hereto or thereto and any other document or matter requested by Stream or any Guarantor;

(4) all reasonable costs and expenses incurred by the Collateral Trustee and its agents in creating, perfecting, preserving, releasing or enforcing the Collateral Trustee’s Liens on the Collateral, including filing and recording fees, expenses and taxes, stamp or documentary taxes, and search fees;

(5) all other reasonable costs and expenses incurred by the Collateral Trustee and its agents in connection with the negotiation, preparation and execution of the Security Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby or the exercise of rights or performance of obligations by the Collateral Trustee thereunder; and

(6) after the occurrence of any Secured Debt Default, all reasonable costs and expenses incurred by the Collateral Trustee, its agents and any Secured Debt Representative in connection with the preservation, collection, foreclosure or enforcement of the Collateral subject to the Security Documents or any interest, right, power or remedy of the Collateral Trustee or in connection with the collection or enforcement of any of the Secured Obligations or the proof, protection, administration or resolution of any claim based upon the Secured Obligations in any Insolvency or Liquidation Proceeding, including all reasonable fees and disbursements of attorneys, accountants, auditors, consultants, appraisers and other professionals engaged by the Collateral Trustee, its agents or the Secured Debt Representatives.

The agreements in this Section 7.10 will survive repayment of all other Secured Obligations and the removal or resignation of the Collateral Trustee.

SECTION 7.11 Indemnity.

(a) Stream and the Guarantors, jointly and severally, shall indemnify the Collateral Trustee and its Affiliates and each and all of its directors, officers, employees and agents for and hold the Collateral Trustee and its Affiliates and each and all of its directors, officers, employees and agents harmless against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance, administration and performance of its duties under this Agreement, including the costs and expenses of enforcing this Agreement against Stream or any Guarantor (including this Section 7.11) and defending itself against any claim (whether asserted by Stream, any Guarantor or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence or willful misconduct. The Collateral Trustee shall notify Stream and/or the Guarantors, as the case may be, promptly of any claim for which it may seek indemnity.

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Failure by the Collateral Trustee to so notify Stream and/or the Guarantors, as the case may be, shall not relieve Stream or the Guarantors of their obligations hereunder unless and to the extent the failure to notify Stream and/or the Guarantors materially impairs Stream’s or the Guarantor’s ability to defend such claim. Stream and the Guarantors shall defend the claim and the Collateral Trustee may retain separate counsel (at the expense of Stream and the Guarantors). Stream and the Guarantors need not pay for any settlement made without their consent.

(b) All amounts due under this Section 7.11 will be payable upon demand.

(c) To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in Section 7.11(a) may be unenforceable in whole or in part because they violate any law or public policy, Stream and the Guarantors will contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(d) Neither Stream nor any Guarantor will assert any claim against any Indemnitee, on any theory of liability, for any lost profits or special, indirect or consequential damages or (to the fullest extent a claim for punitive damages may lawfully be waived) any punitive damages arising out of, in connection with, or as a result of, this Agreement or any other Secured Debt Document or any agreement or instrument or transaction contemplated hereby or relating in any respect to any Indemnified Liability, and Stream and each of the Guarantors hereby forever waives, releases and agrees not to sue upon any claim for any such lost profits or special, indirect, consequential or (to the fullest extent lawful) punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor. The Collateral Trustee shall have a lien prior to the Securities as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 7.11, except with respect to funds held in trust for the benefit of the Holders of particular Securities.

(e) The agreements in this Section 7.11 will survive repayment of all other Secured Obligations and the removal or resignation of the Collateral Trustee.

SECTION 7.12 Severability. If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, will not in any way be affected or impaired thereby.

SECTION 7.13 Headings. Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.

SECTION 7.14 Obligations Secured. All obligations of Stream and the Guarantors set forth in or arising under this Agreement will be Secured Obligations and are secured by all Liens granted by the Security Documents.

SECTION 7.15 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW).

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SECTION 7.16 Consent to Jurisdiction. All judicial proceedings brought against any party hereto arising out of or relating to this Agreement or any of the other Security Documents may be brought in any state or federal court of competent jurisdiction in the State, County and City of New York. By executing and delivering this Agreement, each of the parties hereto irrevocably:

(1) accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts;

(2) waives any defense of forum non conveniens;

(3) agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such party at its address provided in accordance with Section 7.7;

(4) agrees that service as provided in clause (3) above is sufficient to confer personal jurisdiction over such party in any such proceeding in any such court and otherwise constitutes effective and binding service in every respect; and

(5) agrees that each party hereto retains the right to serve process in any other manner permitted by law or to bring proceedings against any party in the courts of any other jurisdiction.

SECTION 7.17 Waiver of Jury Trial. Each party to this Agreement waives its rights to a jury trial of any claim or cause of action based upon or arising under this Agreement or any of the other Security Documents or any dealings between them relating to the subject matter of this Agreement or the intents and purposes of the other Security Documents. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement and the other Security Documents, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party to this Agreement acknowledges that this waiver is a material inducement to enter into a business relationship, that each party hereto has already relied on this waiver in entering into this Agreement, and that each party hereto will continue to rely on this waiver in its related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing (other than by a mutual written waiver specifically referring to this Section 7.17 and executed by each of the parties hereto), and this waiver will apply to any subsequent amendments, renewals, supplements or modifications of or to this Agreement or any of the other Security Documents or to any other documents or agreements relating thereto. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

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SECTION 7.18 Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile or electronic transmission), each of which when so executed and delivered will be deemed an original, but all such counterparts together will constitute but one and the same instrument.

SECTION 7.19 Effectiveness. This Agreement will become effective upon the execution of a counterpart hereof by each of the parties hereto on the date hereof and receipt by each party of written notification of such execution and written or telephonic authorization of delivery thereof.

SECTION 7.20 Additional Guarantors. Stream will cause each Subsidiary that becomes a Guarantor or is required by any Secured Debt Document to become a party to this Agreement to become a party to this Agreement, for all purposes of this Agreement, by causing such Subsidiary to execute and deliver to the Collateral Trustee a Collateral Trust Joinder, whereupon such Subsidiary will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. Stream shall promptly provide each Secured Debt Representative with a copy of each Collateral Trust Joinder executed and delivered pursuant to this Section 7.20; provided, however, that the failure to so deliver a copy of the Collateral Trust Joinder to any then existing Secured Debt Representative shall not affect the inclusion of such Person as a Guarantor if the other requirements of this Section 7.20 are complied with.

SECTION 7.21 Continuing Nature of this Agreement. This Agreement, including the subordination provisions hereof, will be reinstated if at any time any payment or distribution in respect of any of the Priority Lien Obligations is rescinded or must otherwise be returned in an Insolvency or Liquidation Proceeding or otherwise by any holder of Priority Lien Obligations or Priority Lien Representative or any representative of any such party (whether by demand, settlement, litigation or otherwise). In the event that all or any part of a payment or distribution made with respect to the Priority Lien Obligations is recovered from any holder of Priority Lien Obligations or any Priority Lien Representative in an Insolvency or Liquidation Proceeding or otherwise, such payment or distribution received by any holder of Subordinated Lien Obligations or Subordinated Lien Representative with respect to the Subordinated Lien Obligations from the proceeds of any Collateral at any time after the date of the payment or distribution that is so recovered, whether pursuant to a right of subrogation or otherwise, that Subordinated Lien Representative or that holder of a Subordinated Lien Obligation, as the case may be, will forthwith deliver the same to the Collateral Trustee, for the account of the holders of the Priority Lien Obligations and other Obligations secured by a Permitted Prior Lien, to be applied in accordance with Section 3.4. Until so delivered, such proceeds will be held by that Subordinated Lien Representative or that holder of a Subordinated Lien Obligation, as the case may be, for the benefit of the holders of the Priority Lien Obligations and other Obligations secured by a Permitted Prior Lien.

SECTION 7.22 Insolvency. This Agreement will be applicable both before and after the commencement of any Insolvency or Liquidation Proceeding by or against Stream or any

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Guarantor. The relative rights, as provided for in this Agreement, will continue after the commencement of any such Insolvency or Liquidation Proceeding on the same basis as prior to the date of the commencement of any such case, as provided in this Agreement.

SECTION 7.23 Rights and Immunities of Secured Debt Representatives. The Secured Debt Representatives will be entitled to all of the rights, protections, immunities and indemnities set forth in the Indenture and any future Secured Debt Representative will be entitled to all of the rights, protections, immunities and indemnities set forth in the credit agreement, indenture or other agreement governing the applicable Secured Debt with respect to which such Person is acting or will act as representative, in each case as if specifically set forth herein. In no event will any Secured Debt Representative be liable for any act or omission on the part of Stream or any Guarantor or the Collateral Trustee hereunder.

SECTION 7.24 Parallel Debt

(A) Stream International Europe B.V. (“Stream BV”) hereby irrevocably and unconditionally undertakes to pay to the Collateral Trustee, acting on its own behalf (in Dutch: voor zich) and not as agent for any Person, amounts equal to the aggregate amount payable (verschuldigd) in respect of the Principal Obligations (such payment undertaking to the Collateral Trustee, hereinafter referred to as the “Parallel Debt”).

(B) The Parallel Debt will become due and payable (opeisbaar) as and when one or more of the Principal Obligations becomes due and payable without any further notice being required.

(C) Each of the parties to this Agreement, and the Collateral Trustee on behalf of the holders of Priority Lien Debt, hereby acknowledges that: (x) the Parallel Debt constitutes an undertaking, obligation and liability of Stream BV to the Collateral Trustee which is transferable and separate and independent from, and without prejudice to, the Principal Obligations and (y) the Parallel Debt represents the Collateral Trustee’s own separate and independent claim (eigen en zelfstandige vordering) to receive payment of the Parallel Debt from Stream BV, it being understood that the amount which may become payable by Stream BV under or pursuant to the Parallel Debt from time to time shall never exceed the aggregate amount which is payable under the relevant Principal Obligations from time to time.

(D) For the avoidance of doubt, each of the parties to this Agreement, and the Collateral Trustee on behalf of the holders of Priority Lien Debt, hereby confirms that the claim of the Collateral Trustee against Stream BV in respect of the Parallel Debt and the claims of any holder of Priority Lien Debt against the parties in respect of the Principal Obligations payable to such holder of Priority Lien Debt do not constitute common property (een gemeenschap) within the meaning of Article 3:166 of the Dutch Civil Code and that the provision relating to such common property shall not apply. If, however, it shall be held that such claim of the Collateral Trustee and such claims of any holder of Priority Lien Debt do constitute such common property and such provisions do apply, the parties to this Agreement agree that this Agreement shall constitute the administration agreement (beheersregeling) within the meaning of Article 3:168 Dutch Civil Code.

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(E) For the avoidance of doubt, the parties hereto confirm that this Agreement, and the Collateral Trustee on behalf of the holders of Priority Lien Debt, is not to be construed as an agreement as referred to in Article 6:16 Dutch Civil Code and that Article 6:16 Dutch Civil Code shall not apply, and therefore, that the provisions relating to common property (een gemeenschap) within the meaning of Article 3:166 Dutch Civil Code shall not apply by analogy to the relationship between the Collateral Trustee and any Lender on the one hand and Stream BV on the other hand.

To the extent the Collateral Trustee irrevocably (onaantastbaar) receives any amount in payment of the Parallel Debt (the “Received Amount”), the Principal Obligations shall be reduced by an aggregate amount (the “Deductible Amount”) equal to the Received Amount in the manner as if the Deductible Amount were received as a payment of the Principal Obligations. For the avoidance of doubt, to the extent the Collateral Trustee irrevocably (onaantastbaar) receives any amount in payment of the Principal Obligations, the Parallel Debt shall be reduced accordingly as if such payment was received as a payment of the Parallel Debt.

SECTION 7.25 Intercreditor Agreement. Each Person that is secured hereunder, by accepting the benefits of the security provided hereby, (i) consents (or is deemed to consent), to the subordination of Liens provided for in the Intercreditor Agreement, (ii) agrees (or is deemed to agree) that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement, (iii) authorizes (or is deemed to authorize) the Noteholder Collateral Trustee (as defined in the Intercreditor Agreement) on behalf of such Person to enter into, and perform under, the Intercreditor Agreement and (iv) acknowledges (or is deemed to acknowledge) that a copy of the Intercreditor Agreement was delivered, or made available, to such Person.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or representatives as of the day and year first above written.

STREAM GLOBAL SERVICES, INC.

By:	/s/ R. Scott Murray
	Name:	R. Scott Murray
	Title:	President, CEO and Acting Chief Financial Officer

STREAM HOLDINGS CORPORATION

By:	/s/ R. Scott Murray
	Name:	R. Scott Murray
	Title:	President, CEO and Chief Financial Officer

STREAM INTERNATIONAL INC.

By:	/s/ R. Scott Murray
	Name:	R. Scott Murray
	Title:	President, CEO and Chief Financial Officer

STREAM INTERNATIONAL EUROPE B.V.

By:	/s/ R. Scott Murray
	Name:	R. Scott Murray
	Title:	Director

STREAM NEW YORK INC.

By:	/s/ R. Scott Murray
	Name:	R. Scott Murray
	Title:	President, CEO and Chief Financial Officer

COLLATERAL TRUST AGREEMENT

ETELECARE GLOBAL SOLUTIONS-US, INC.

By:	/s/ R. Scott Murray
	Name:	R. Scott Murray
	Title:	President and Chief Executive Officer

ETELECARE GLOBAL SOLUTIONS-AZ, INC.

By:	/s/ R. Scott Murray
	Name:	R. Scott Murray
	Title:	President and Chief Executive Officer

COLLATERAL TRUST AGREEMENT

Wells Fargo Bank, National Association, as Trustee under the Indenture

By:	/s/ Martin G. Reed
	Name:	Martin G. Reed
	Title:	Vice President

COLLATERAL TRUST AGREEMENT

Wilmington Trust FSB, as Collateral Trustee

By:	/s/ Peter Finkel
	Name:	Peter Finkel
	Title:	Vice President

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EXHIBIT A

to Collateral Trust Agreement

FORM OF

ADDITIONAL SECURED DEBT DESIGNATION

Reference is made to the Collateral Trust Agreement dated as of October [    ], 2009 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) among Stream Global Services, Inc., a Delaware corporation (“Stream”), the Guarantors from time to time party thereto, [            ], as Trustee under the Indenture (as defined therein), the other Secured Debt Representatives from time to time party thereto and [            ], as Collateral Trustee. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Collateral Trust Agreement. This Additional Secured Debt Designation is being executed and delivered in order to designate additional secured debt as either Priority Lien Debt or Subordinated Lien Debt entitled to the benefit of the Collateral Trust Agreement.

The undersigned, the duly appointed [specify title] of Stream hereby certifies on behalf of Stream that:

(A) [insert name of Stream or Guarantor] intends to incur additional Secured Debt (“Additional Secured Debt”) which will be [select appropriate alternative] [Priority Lien Debt permitted by each applicable Secured Document to be secured by a Priority Lien Equally and Ratably with all previously existing and future Priority Lien Debt] or [Subordinated Lien Debt permitted by each applicable Secured Document to be secured with a Subordinated Lien Equally and Ratably with all previously existing and future Subordinated Lien Debt];

(B) the name and address of the Secured Debt Representative for the Additional Secured Debt for purposes of Section 7.7 of the Collateral Trust Agreement is:

Telephone:

Fax:

(C) Stream has caused a copy of this Additional Secured Debt Designation to be delivered to each existing Secured Debt Representative.

IN WITNESS WHEREOF, Stream has caused this Additional Secured Debt Designation to be duly executed by the undersigned officer as of                     ,     , 20    .

STREAM GLOBAL SERVICES, INC.

By

Name:
Title:

STREAM HOLDINGS CORPORATION

By

Name:
Title:

STREAM INTERNATIONAL INC.

By

Name:
Title:

STREAM INTERNATIONAL EUROPE B.V.

By

Name:
Title:

STREAM NEW YORK INC.

By

Name:
Title:

ETELECARE GLOBAL SOLUTIONS-US, INC.

By

Name:
Title:

ETELECARE GLOBAL SOLUTIONS-AZ, INC.

By

Name:
Title:

Acknowledgement of Receipt

The undersigned, the duly appointed Collateral Trustee under the Collateral Trust Agreement, hereby acknowledges receipt of an executed copy of this Additional Secured Debt Designation.

Wilmington Trust FSB, as Collateral Trustee

By

Name:
Title:

By

Name:
Title:

EXHIBIT B

to Collateral Trust Agreement

FORM OF

COLLATERAL TRUST JOINDER – ADDITIONAL DEBT

Reference is made to the Collateral Trust Agreement dated as of October [    ], 2009 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) among Stream Global Services, Inc., a Delaware corporation (“Stream”), the Guarantors from time to time party thereto, [            ], as Trustee under the Indenture (as defined therein), the other Secured Debt Representatives from time to time party thereto and [            ], as Collateral Trustee. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Collateral Trust Agreement. This Collateral Trust Joinder is being executed and delivered pursuant to Section 3.8 of the Collateral Trust Agreement as a condition precedent to the debt for which the undersigned is acting as agent being entitled to the benefits of being Additional Secured Debt under the Collateral Trust Agreement.

1. Joinder. The undersigned,                             , a                             , (the “New Representative”) as [trustee, administrative agent] under that certain [describe applicable indenture, credit agreement or other document governing the Additional Secured Debt] hereby agrees to become party as [a Subordinated Lien Representative] [a Priority Lien Representative] under the Collateral Trust Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.

2. Lien Sharing and Priority Confirmation.

[Option A: to be used if Additional Debt is Priority Lien Debt] The undersigned New Representative, on behalf of itself and each holder of Obligations in respect of the Series of Priority Lien Debt for which the undersigned is acting as Priority Lien Representative hereby agrees, for the enforceable benefit of all holders of each existing and future Series of Priority Lien Debt and Series of Subordinated Lien Debt, each existing and future Subordinated Lien Representative, each other existing and future Priority Lien Representative and each existing and future holder of Permitted Prior Liens and as a condition to being treated as Secured Debt under the Collateral Trust Agreement:

(a) that all Priority Lien Obligations will be and are secured Equally and Ratably by all Priority Liens at any time granted by Stream or any Guarantor to secure any Obligations in respect of any Series of Priority Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Priority Lien Debt, and that all such Priority Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Priority Lien Obligations Equally and Ratably;

(b) that the New Representative and each holder of Obligations in respect of the Series of Priority Lien Debt for which the undersigned is acting as Priority Lien Representative are bound by the provisions of the Collateral Trust Agreement, including the provisions relating to the ranking of Priority Liens and the order of application of proceeds from the enforcement of Priority Liens; and

(c) to the terms of the Collateral Trust Agreement and the Intercreditor Agreement and the Collateral Trustee’s performance of, and directing the Collateral Trustee to perform, its obligations under the Collateral Trust Agreement and the Intercreditor Agreement. [or]

[Option B: to be used if Additional Debt is Subordinated Lien Debt] The undersigned New Representative, on behalf of itself and each holder of Obligations in respect of the Series of Subordinated Lien Debt for which the undersigned is acting as Subordinated Lien Representative hereby agrees, for the enforceable benefit of all holders of each existing and future Series of Priority Lien Debt and Series of Subordinated Lien Debt, each existing and future Priority Lien Representative, each other existing and future Subordinated Lien Representative and each existing and future holder of Permitted Prior Liens and as a condition to being treated as Secured Debt under the Collateral Trust Agreement:

(a) that all Subordinated Lien Obligations will be and are secured Equally and Ratably by all Subordinated Liens at any time granted by Stream or any Guarantor to secure any Obligations in respect of any Series of Subordinated Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Subordinated Lien Debt, and that all such Subordinated Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Subordinated Lien Obligations Equally and Ratably;

(b) that the New Representative and each holder of Obligations in respect of the Series of Subordinated Lien Debt for which the undersigned is acting as Subordinated Lien Representative are bound by the provisions of the Collateral Trust Agreement and the Intercreditor Agreement, including the provisions relating to the ranking of Subordinated Liens and the order of application of proceeds from the enforcement of Subordinated Liens; and

(c) to the terms of the Collateral Trust Agreement and the Intercreditor Agreement and the Collateral Trustee’s performance of, and directing the Collateral Trustee to perform, its obligations under the Collateral Trust Agreement and the Intercreditor Agreement.

3. Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the Collateral Trust Agreement will apply with like effect to this Collateral Trust Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Joinder to be executed by their respective officers or representatives as of                     , 20    .

[INSERT NAME OF NEW REPRESENTATIVE]

By:
Name:
Title:

The Collateral Trustee hereby acknowledges receipt of this Collateral Trust Joinder and agrees to act as Collateral Trustee for the New Representative and the holders of the Obligations represented thereby:

Wilmington Trust FSB, as Collateral Trustee

By

Name:
Title:

By

Name:
Title:

EXHIBIT C

to Collateral Trust Agreement

FORM OF

COLLATERAL TRUST JOINDER – ADDITIONAL GUARANTOR

Reference is made to the Collateral Trust Agreement dated as of October [    ], 2009 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) among Stream Global Services, Inc., a Delaware corporation (“Stream”), the Guarantors from time to time party thereto, [            ], as Trustee under the Indenture (as defined therein), the other Secured Debt Representatives from time to time party thereto and [            ], as Collateral Trustee. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Collateral Trust Agreement. This Collateral Trust Joinder is being executed and delivered pursuant to Section 7.20 of the Collateral Trust Agreement.

1. Joinder. The undersigned,                             , a                                 , hereby agrees to become party as a Guarantor under the Collateral Trust Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.

2. Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the Collateral Trust Agreement will apply with like effect to this Collateral Trust Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Joinder to be executed by their respective officers or representatives as of                 , 20    .

[ ]

By

Name:
Title:

The Collateral Trustee hereby acknowledges receipt of this Collateral Trust Joinder and agrees to act as Collateral Trustee with respect to the Collateral pledged by the new Guarantor:

Wilmington Trust FSB, as Collateral Trustee

By

Name:
Title:

By

Name:
Title:

EXHIBIT D

to Collateral Trust Agreement

FORM OF INTERCREDITOR AGREEMENT

D-1

EXHIBIT E

to Collateral Trust Agreement

FORM OF SECURITY AGREEMENT

E-1